Exhibit 4.4

NATIONAL FUEL GAS COMPANY

TAX-DEFERRED SAVINGS PLAN

2016 RESTATEMENT

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INTRODUCTION

The Board of Directors of National Fuel Gas Company authorized the adoption of the National Fuel Gas Company Tax-Deferred Savings Plan having an original effective date of July 1, 1989. The Plan has been amended from time to time thereafter. The Board now wishes to amend and restate the terms of the Plan, continuing the Plan for the benefit of eligible employees of National Fuel Gas Company and its related companies, with such amendment and restatement generally effective as of January 1, 2016, except as otherwise hereinafter provided.

The funds to provide benefits under this Plan have been and will continue to be held, managed, invested and disbursed in accordance with the terms of this Plan and the separate Trust Agreement established as the funding vehicle under the Plan. This Plan document, together with the separate Trust Agreement, are designed to constitute a qualified plan under Section 401 and Section 501 of the Internal Revenue Code of 1986, as amended.

Thus, National Fuel Gas Company hereby amends and restates the Plan as follows:

ARTICLE 1

NAME, EFFECTIVE DATE AND BASIC PLAN DEFINITIONS

Section 1.1     Name of Plan. The name of the Plan is the “National Fuel Gas Company Tax-Deferred Savings Plan.”

Section 1.2     Effective Date. The original effective date of the Plan is July 1, 1989. The effective date of this restatement is January 1, 2016, except as otherwise provided in this document.

Section 1.3     Basic Definitions.

(a)     Affiliated Corporation means any corporation that is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, that includes the Company.

(b)     Affiliated Service Organization means any service organization that is a member of an affiliated service group, as defined in Section 414(m) of the Code, that includes the Company.

(c)     Business Day means a day the New York Stock Exchange is open for trading.

(d)     Cash-Out Limit means $1,000, for Cash-Outs made after March 27, 2005.

(e)     Code means the Internal Revenue Code of 1986, as amended.

(f)     Common Stock Fund means any unsegregated fund consisting solely of common stock of National held by the Trustees for the purpose of investing Plan contributions.

(g)     Company means National and any Organization Under Common Control that adopts the Plan in accordance with Section 13.13 and is listed in Schedule A, as it may hereafter be amended from time to time.

(h)     Date of Hire means the date an Employee of the Company first completes an Hour of Service.

(i)     Eligible Employee means, except as otherwise provided, any Employee of the Company who is subject to a collective bargaining agreement between the Company and either the International Brotherhood of Electrical Workers, Locals 2154 (including 2154S), 2199, 2199-J, and 2279, or the Service Employee International Union (SEIU) F&O Conference-Local 22 (prior to their consolidation on September 1, 1999, the International Brotherhood of

Firemen and Oilers, Locals 22, 23, 25 and 251) (or a successor to any such union local which is specifically intended to be included), except:

(1)     Nonresident Aliens. Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) in the relevant Plan Year.

(2)     Contingent Workers. Any individual who is a worker:

(i)     who has signed an independent contractor agreement or other personal services contract with the Company stating that he or she is not eligible to participate in the Plan;

(ii)     that the Company treats as an independent contractor; or

(iii)     who the Company does not treat as its Employee and who performs services for the Company pursuant to an agreement between the Company and another person.

The purpose of this provision is to exclude from participation in the Plan all persons who may actually be Employees, but who are not paid as though they are Employees, regardless of the reason they are excluded from the Company’s payroll, and regardless of whether that classification is correct.

If the Company reclassifies an individual as an Employee, he or she may be an Eligible Employee prospectively from the effective date of the reclassification only, and then only if he or she otherwise satisfies the requirements of this Plan.

If an individual not classified by the Company as an Employee is retroactively reclassified as an Employee by any governmental or regulatory authority, the individual will nonetheless be deemed to have become an Eligible Employee only prospectively on the event of the reclassification (and not retroactively to the date on which he or she was found to have first become an Employee for any other purpose), and then only if he or she otherwise satisfies the requirements of the Plan.

(3)     Leased Employees. Individuals who, under an agreement between the recipient and any other person (“leasing organization”), performed services on a substantially full-time basis for a period of at least one year for, and under the primary direction and control of, the recipient (or the recipient and any related persons as determined under Section 414(n)(6) of the Code).

(j)     Employee means any common law employee of the Company.

(k)     Entry/Adjustment Date means any date established by the Committee in advance of any Plan Year on which a Participant either may enter the Plan or change his or her contribution percentage. Notwithstanding the preceding sentence and solely for purposes of Section 3.1, in the case of a Participant whose Base Pay is reduced during the course of a Plan

Year as a result of the Participant electing unpaid leave under the Family & Medical Leave Act of 1993, as a result of a workers compensation benefit or as a result of the enforcement of the Company’s sick pay policy, as it may be in effect from time to time, the Committee may declare that an additional Entry/Adjustment Date will have occurred for such Participant as of the date such Participant’s Base Pay is reduced. The intent of this provision is to prevent a violation of Section 415 of the Code due to an unexpected decrease in Base Pay.

(I)     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

(m)     Hour of Service means

(1)     Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours will be credited to the Employee for the computation period in which the duties are performed.

(2)     Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated by reference.

(3)     Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service will not be credited both under (1) or (2), as the case may be, and under this paragraph. Hours of Service will be credited to the Employee for the computation period or periods the award or agreement pertains to rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a One-Year Break in Service for participation purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service the Employee would otherwise have received credit, but for the absence, or in any case in which the Employee’s hours cannot be determined, 8 Hours of Service for each day of the absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of:

(i)     the Employee’s pregnancy,

(ii)     the birth of the Employee’s child,

(iii)     the placement of a child with the Employee in connection with the Employee’s adoption of the child, or

(iv)     the Employee caring for his or her child for a period beginning immediately following the child’s birth or placement with the Employee.

Hours of Service credited under this paragraph will be credited to the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, to the following computation period. Under this paragraph, not more than 501 Hours of Service will be credited to an Employee with respect to any single continuous period during which the Employee performs no duties for the Company. An Employee who is absent from work for any period described in this paragraph must submit to the Committee, within 60 days of his or her return to work, a written statement establishing that the absence was due to one or more of the reasons enumerated in this paragraph and the number of days the Employee was absent. The Employee’s statement must be filed with the Committee on forms provided by it.

Hours of Service will be determined on the basis of actual hours credited.

Notwithstanding the foregoing, if the Committee does not maintain records accounting for actual Hours of Service performed by an Employee, the Employee will be credited with 45 Hours of Service for each week the Employee would be credited with at least 1 Hour of Service during the week.

An Employee will be credited with 45 Hours of Service for each week he is on unpaid leave of absence for less than 12 months and for each week he or she is in military service if he or she has statutory reemployment rights.

(n)     Investment Funds means the investment vehicles in which contributions are invested in accordance with Article 8.

(o)     National means National Fuel Gas Company, a New Jersey corporation, and its successors.

(p)     One-Year Break in Service generally means a Plan Year during which an Employee completes fewer than 501 Hours of Service. However, for purposes of determining Years of Vesting Service, a One-Year Break in Service is a Period of Severance of at least 12 consecutive months. For this purpose, a “Period of Severance” is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(q)     Organization Under Common Control means (i) an Affiliated Corporation, (ii) a Related Business, (iii) an Affiliated Service Organization or (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and the regulations thereunder.

(r)     Participant means an Eligible Employee who meets the eligibility requirements of Article 2.

(s)     Plan means the National Fuel Gas Company Tax-Deferred Savings Plan, together with any amendments to the Plan.

(t)     Plan Year means the 12-month period beginning each January 1 and ending on the following December 31.

(u)     Related Business means any trade or business included in a group of trades or businesses with the Company that are under common control, as defined in Section 414(c) of the Code.

(v)     Thrift Plan means the National Fuel Gas Company Employees’ Thrift Plan.

(w)     Totally and Permanently Disabled means a disability that renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. Disability will be determined by the Committee in a uniform and nondiscriminatory manner, on the basis of a medical doctor’s certificate.

(x)     Trust means the assets held in trust pursuant to a separate Trust Agreement between National and the Trustees, including any subsequent agreement with a successor Trustee, as each such agreement may be amended from time to time, for the purpose of providing benefits to Participants under the Plan.

(y)     Trustees means the person or persons appointed by the Board of Directors of National to act as Trustees of the Trust, unless the Committee selects a successor Trustee pursuant to Section 10.2, and with whom National enters into a separate Trust Agreement.

(z)     Year of Participation Service means (1) the 12-consecutive-month period commencing with an Employee’s Date of Hire and ending on the last day before the anniversary of his or her Date of Hire, or (2) a Plan Year commencing after the Employee’s Date of Hire, during which he or she completes at least 1,000 Hours of Service.

(aa)     Year of Service means a 12-consecutive-month period during which a Participant is credited with at least 1,000 Hours of Service. The 12-consecutive-month period will be measured from the Participant’s Date of Hire and anniversaries thereof. Separate periods of employment will be aggregated to determine a Participant’s Years of Service. For purposes of Section 3.2, the 12-consecutive month period will be measured from the later of the Participant’s Date of Hire or commencement of employment in a classification set forth in Section 1.3(bb) and anniversaries thereof.

(bb)     Post-2003 Participant means a Participant (other than a Participant who is a Special Article XIX Employee) whose first Hour of Service (not considering Hours of Service credited while in a seasonal, temporary or part-time classification) is credited with a Company on or after November 1, 2003. Post-2003 Participant also means a Participant (other than a Participant who is a Special Article XIX Employee) whose first Hour of Service (not considering Hours of Service credited while in a seasonal, temporary or part-time classification) is credited with a Company before November 1, 2003 and who has never been a Participant under the National Fuel Gas Company Retirement Plan. Post-2003 Participant also means a Participant who was a vested participant under the National Fuel Gas Company Retirement Plan upon termination of employment, who is rehired on or after July 1, 2013, and who accrues no additional benefits under the terms of the National Fuel Gas Company Retirement Plan following his or her date of rehire.

(cc)     Year of Vesting Service

(1)     General Rule. A Participant’s Years of Vesting Service shall equal the sum of (i) and (ii) and (iii) below:

(i)     For each anniversary of a Participant’s Date of Hire that occurs prior to January 1, 2016, Year of Vesting Service means each 12-consecutive month period commencing on an Employee’s Date of Hire and anniversaries thereof during which an Employee is credited with 1,000 or more Hours of Service.

(ii)     For the 12-consective month period ending on the anniversary of a Participant’s Date of Hire that occurs in 2016, the Participant shall be credited with one Year of Vesting Service if he or she would have been credited with a Year of Service under either of the standards in paragraph (1)(i) based on hours credited through December 31, 2015, or (1)(iii) of this Section 1.3(cc) had the respective standard always been in effect; but even if both standards would have been satisfied, the Participant shall be credited with only one Year of Vesting Service under this paragraph (ii).

(iii)     For each anniversary of a Participant’s Participation Commencement Date that occurs on or after January 1, 2017, Year of Vesting Service means each 12-consecutive month period commencing on an Employee’s Participation Commencement Date (or the anniversary of the Employee’s Date of Hire that occurred in 2016, if later) and anniversaries thereof during the Employee’s Periods of Service.

Notwithstanding the foregoing, a Participant’s Years of Vesting Service will not include the period prior to the date on which the Participant attained age 18.

(2)     Measuring Years of Vesting Service. Effective January 1, 2016, a Participant is credited with Years of Vesting Service for each Period of Service. Periods of Service are determined as follows:

(i)     An Employee who is an active Participant on January 1, 2016 will have a Period of Service which begins on the first anniversary of the Participant’s Date of Hire that occurs in 2016 and ends on the Employee’s next Severance from Service Date.

(ii)     An Employee who is not an active Participant on January 1, 2016 will have a Period of Service which begins on the Employee’s next Participation Commencement Date and ends on the Employee’s next Severance from Service Date.

(iii)     An Employee who has a Severance from Service Date after January 1, 2016 and subsequently has a Participation Commencement Date will have a Period of Service which begins on the subsequent Participation Commencement Date and ends on the Employee’s next Severance from Service Date following such Participation Commencement Date.

Notwithstanding the foregoing, an Employee may accrue Years of Vesting Service pursuant to this Section 1.3(cc) only during periods in which the Employee is eligible to participate in the Plan pursuant to Article 2. A Participant also may not accrue Years of Vesting Service during any period in which he or she is not an Employee.

(3)     Definitions.

(i)     “Participation Commencement Date” means the first date on which an Employee performs an hour of service, as defined in Labor Regulations Section 2530.200b-2(a)(1), after the Employee’s Date of Hire or, in the case of an Employee who has a Severance from Service Date, upon the Employee’s reemployment by the Company.

(ii)     “Severance from Service Date” means the earlier of:

(A)     The date on which an Employee ceases to be employed by an Employer because he or she quits, retires, is discharged or dies; or

(B)     The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with an Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, or leave of absence.

(dd)    Special Article XIX Employee means any Employee of the Company whose employment is covered under Article XIX of the collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, AFL-CIO, Local Union 2199 dated November 1, 2003 through February 14, 2008 and any article covering the same Employee category under any succeeding collective bargaining agreement.

Section 1.4     Rights of Former Employees and Obligations of the Company. Except as otherwise provided in the Plan, the rights of Employees covered under the Plan who retired or otherwise separated from the service of the Company before the effective date of this restated Plan and the obligations of the Company on any date before the effective date of this restated Plan are governed by the terms of the Plan in effect on that date. On and after the effective date of this restatement, the rights of Employees who retire or otherwise separate from the service of the Company and the obligations of the Company are governed by this restated Plan, together with any amendments to the Plan.

Section 1.5     Transfers of Accounts From Thrift Plan. Certain amounts credited to a Participant’s accounts under the Thrift Plan are transferred to this Plan as of August 1, 2003. Amounts transferred from the Thrift Plan are allocated to the Participant’s Thrift Account.

ARTICLE 2

ELIGIBILITY FOR PARTICIPATION

Section 2.1     Age and Service Requirements.

(a)     Each Eligible Employee who was a Participant in the Plan prior to November 1, 2003 will continue as a Participant subject to the terms of this Plan. Each other Eligible Employee (other than a Special Article XIX Employee) will become a Participant in the Plan on the first Entry/Adjustment Date coincident with or following the later of (1) his or her completion of one Year of Participation Service for an Eligible Employee and (2) his or her attainment of age 21.

(b)     Each Eligible Employee (other than a Special Article XIX Employee) who completes the service requirement in (a)(1), but who has a Severance from Employment before the Entry/Adjustment Date will immediately become a Participant when he or she returns to the service of the Company unless the Eligible Employee, when he or she returns to the service of the Company, has not yet satisfied the age requirement in (a)(2). Notwithstanding the preceding sentence, an Eligible Employee will not commence participation in the Plan before the Entry/Adjustment Date that otherwise would have applied had the Participant not had a Severance from Employment.

(c)     Notwithstanding (a) and (b), an Eligible Employee (other than a Special Article XIX Employee) who has 1,000 Hours of Service by the last day of the sixth month of a 12-month computation period, or by the last day of any subsequent month of that period, may, on the first day of the first payroll period that begins after that date, make Wage Reduction Contributions under Section 3.1 and receive Matching Contributions under Section 3.3 and will be treated as a “Participant” for purposes of Sections 3.1 and 3.3 but not for purposes of Section 3.2.

(d)     Effective March 1, 2005, a Special Article XIX Employee will be treated as a “Participant” for purposes of Section 3.1, but not for purposes of Sections 3.2 or 3.3 and may begin to make Wage Reduction Contributions as of the first day of the first payroll period coincident with or following the earlier of (1) his or her completion of one Year of Participation Service and (2) the second anniversary of his or her Date of Hire.

Section 2.2     Change in Employment Status.

(a)     Employee Becomes Eligible Employee. If an Employee’s status changes so that he or she becomes an Eligible Employee, he or she will become a Participant on the later of the first Entry/Adjustment Date coincident with or following his or her satisfaction of the age and service requirements in Section 2.1 or the first day of the first payroll period that begins on or after the date of the change in status.

(b)     Participant Becomes a Non-Eligible Employee. If a Participant’s employment status changes so that he or she is no longer an Eligible Employee, the Participant is not entitled to make any Wage Reduction Contributions or to receive Company Contributions or Matching Contributions with respect to any compensation earned while he or she is not an Eligible Employee.

Section 2.3     Termination and Resumption of Participation.

(a)     Termination of Participation. Except as otherwise provided by this Section, an Eligible Employee who is a Participant will remain a Participant until the date his or her entire nonforfeitable interest is paid to him or her or to his or her Beneficiary, or the date he or she dies, if earlier.

(b)     Inactive Participant. If a Participant has a Severance from Employment, he or she is an Inactive Participant for the Plan Year in which the Severance from Employment occurs and for each subsequent Plan Year that he or she continues to have a Severance from Employment.

(c)     Resumption of Participation. An Inactive Participant is not entitled to make Wage Reduction Contributions or receive Company Contributions or Matching Contributions under Article 3. However, an Inactive Participant will resume active participation and will be entitled to make Wage Reduction Contributions and receive Company Contributions and Matching Contributions in accordance with Article 3 immediately upon his or her reemployment by the Company as an Eligible Employee.

Section 2.4     Service with and Transfers from Organizations Under Common Control.

(a)     Service with Organizations Under Common Control. Except as otherwise provided in the Plan, Hours of Service completed by an Employee with an Organization Under Common Control are credited for purposes of this Article. Hours of Service are also credited to any Employee considered an Employee of any Organization Under Common Control.

(b)     Transfers of Employment. If an Employee transfers employment from the Company to an Organization Under Common Control, the transfer will not be considered a Severance from Employment under the Plan, and the Employee will continue to be credited with Hours of Service as provided in Subsection (a).

ARTICLE 3

CONTRIBUTIONS

Section 3.1     Wage Reduction Contributions.

(a)     In General. Effective August 1, 2002 and thereafter, each Participant, in accordance with Subsection (b), may elect to contribute a percentage amount, expressed in one percent increments, equal to at least 2% of “Base Pay” and not to exceed 50% of “Base Pay”, as defined in Section 3.8. Effective February 1, 2016 and thereafter, each Participant, in accordance with Subsection (b), may elect to contribute a percentage amount, expressed in one percent increments, equal to at least 2% of “Base Pay” and not to exceed 60% of “Base Pay”, as defined in Section 3.8.

For the purposes of the Plan, “Wage Reduction Contribution” means a contribution made pursuant to a Participant’s election under this Subsection. Wage Reduction Contributions under this Subsection will be made by reducing a Participant’s Base Pay throughout the period during which his or her election under this Section remains in effect. The amount of each Participant’s Wage Reduction Contributions will be recalculated as of each Entry/Adjustment Date, based on the Participant’s then current Base Pay.

All Wage Reduction Contributions are intended to qualify as “employer contributions” under Section 401(k) of the Code.

(b)     Wage Reduction Contribution Elections. The Committee may prescribe uniform rules of general application concerning all elections under this Section, including the effective date of any elections, or changes to elections, made by Participants under this Section. The rules also may limit the amount of Wage Reduction Contributions or the frequency of any changes to elections made by Participants. All elections under this Section will remain in effect until modified or discontinued by the Participant in accordance with the rules established by the Committee.

For a Participant who becomes an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s contribution election then in effect under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will continue to be applicable on the same terms as then in effect, until the next Entry/Adjustment Date, but such contributions will be made to this Plan following such change in employment.

For a Participant whose employment classification changes from a Special Article XIX Employee to an employment classification otherwise eligible under the Plan, such Participant’s contribution election then in effect (if any) will continue to be applicable but will be based on the Participant’s annualized Base Pay as of the most recent Entry/Adjustment Date, until the next Entry/Adjustment Date.

The Committee must provide a reasonable period at least once each calendar year for a Participant to commence Wage Reduction Contributions or to modify the amount of his or her Wage Reduction Contributions. Furthermore, Participants, before any payroll period or other payment of Base Pay, may elect to discontinue Wage Reduction Contributions. A discontinuance of Wage Reduction Contributions will remain in effect until a new election is made in accordance with the provisions of this Subsection. A Participant may not make retroactive elections under this Section.

(c)     402(g) Limit. A Participant’s Wage Reduction Contributions, together with the Participant’s other elective deferrals (as defined in Section 402(g)(3) of the Code), may not exceed the dollar limitation or applicable dollar amount of Section 402(g)(1) of the Code, as adjusted by Section 402(g)(5) of the Code, during any calendar year, except to the extent permitted under Section 3.1(d) and Section 414(v) of the Code, if applicable. If this limit is exceeded, the Committee will direct the Trustees to distribute the excess amount in accordance with Section 3.12.

(d)     Catch-Up Contributions. All Participants who have attained age 50 before the close of the Plan Year will be eligible to make catch-up contributions in accordance with and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making of such catch-up contributions. This Section shall apply to contributions after February 1, 2003.

(e)     Rule for Special Article XIX Employees. In applying this Section to Special Article XIX Employees, the Wage Reduction Contribution for any payroll period will be calculated based on the Special Article XIX Employees’ Base Pay and including overtime payments payable for that payroll period.

Section 3.2     Company Contribution.

(a)     For the Post-2003 Qualified Participants described in (1) through (3) below, effective as of the dates set forth therein, the Company Contribution to the Plan will be as follows: 2% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service as of the most recent Entry/Adjustment Date; 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with at least six but fewer than sixteen Years of Service as of the most recent Entry/Adjustment Date; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with sixteen or more Years of Service as of the most recent Entry/Adjustment Date.

(1)     Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following New York union groups: International Brotherhood of Electrical Workers, Locals 2154 (including 2154S), 2199 and 2199-J (or a successor to any such union local which is specifically intended to be included), for each calendar month following the August 1, 2008 Entry/Adjustment Date.

(2)     Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following Pennsylvania union group: International Brotherhood of Electrical Workers, Local2154P (or a successor to such union local which is specifically intended to be included), for each calendar month following the August 1, 2009 Entry/Adjustment Date.

(3)     Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following Pennsylvania union group: National Conference of Firemen & Oilers, District of Local32 BJ/SEIU, Chapter 22 (or a successor to such union local which is specifically intended to be included), for each calendar month following the August 1, 2009 Entry/Adjustment Date.

(b)     For purposes of this Section and Section 3.7(d), Company Contribution Compensation for a month is 1/12 of a Post-2003 Participant’s Base Pay as of the most recent Entry/Adjustment Date. The Company Contribution Compensation of a Post-2003 Participant taken into account will not exceed $200,000. The $200,000 limit will be adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Company Contribution Compensation for the Plan Year that begins with or within that calendar year.

(c)     Notwithstanding the foregoing, for a Participant who becomes an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s Company Contributions under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will discontinue and Company Contributions (if any) will be made to this Plan following such change in employment, based on the Company Contribution Compensation and Years of Service as of the most recent Entry/Adjustment Date, until the next Entry/Adjustment Date, but contributions following such change in employment will be based on the rate of contribution determined under Section 3.2(a).

(d)     For a Participant whose employment classification changes from a Special Article XIX Employee to an employment classification which makes him a Post-2003 Participant, such Participant’s Company Contributions (if any) will commence upon such change in employment, based on the Company Contribution Compensation and Years of Service as of the most recent Entry/Adjustment Date and the rate of contribution determined under Section 3.2(a).

Section 3.3     Matching Contributions. For each payroll period during which a Participant (other than a Special Article XIX Employee) makes Wage Reduction Contributions in accordance with Section 3.1, the Company will contribute to the Plan for the benefit of the Participant an amount equal to the Participant’s Base Pay for such payroll period, multiplied by the Matching Contribution Percentage determined in accordance with the tables that follow (“Matching Contributions”). For purposes of calculating the Matching Contributions for any payroll period, the following rules apply:

(a)     Base Pay for the applicable period will be the Participant’s Base Pay in effect on the immediately preceding Entry/Adjustment Date.

(b)     The Matching Contribution Percentage will be determined under the following table with reference to the rate of Wage Reduction Contributions under Section 3.1 in effect during the applicable payroll period and the Participant’s Years of Service.

(c)    A Participant’s Years of Service will be determined as of the Entry/Adjustment Date coincident with or immediately preceding the applicable payroll period.

Table for Determining Matching Contributions

Effective August l, 2002 Through January 31, 2016

Years of Service	Wage Reduction Percentage	Matching Contribution Percentage.
Less than 5	2-50%*	1.0%
5 but less than 10	2%	1.0%
	3-50%*	1.5%
10 but less than 15	2%	1.0%
	3%	1.5%
	4-50%*	2.0%
15 but less than 20	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6-50%*	3.0%
20 or more	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6%	3.0%
	7-50%*	3.5%

* Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Table for Determining Matching Contributions

Effective February 1, 2016 and Thereafter

Years of Service	Wage Reduction Percentage		Matching Contribution Percentage
Less than 5	2-60	%*	1.0%
5 but less than 10	2%		1.0%
	3-60	%*	1.5%
10 but less than 15	2%		1.0%
	3%		1.5%
	4-60	%*	2.0%

Years of Service	Wage Reduction Percentage	Matching Contribution Percentage
15 but less than 20	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6-60%*	3.0%
20 or more	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6%	3.0%
	7-60%*	3.5%

* Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Notwithstanding the foregoing, for a Participant who becomes an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s Matching Contributions under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will discontinue and Matching Contributions (if any) will be made to this Plan following such change in employment, based on the contribution election under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) and the Participant’s Years of Service as of the most recent Entry/Adjustment Date, until the next Entry/Adjustment Date, but with the Matching Contribution Percentage determined upon such change in employment under the table set forth above.

For a Participant whose employment classification changes from a Special Article XIX Employee to an employment classification otherwise eligible under the Plan, such Participant’s Matching Contributions (if any) will commence as of the next Entry/Adjustment Date.

Section 3.4     Rollover Contributions. If permitted under a uniform, non-discriminatory policy adopted by the Committee, a rollover contribution from another qualified plan may be made to the Plan by a Participant, as long as:

(a)     the Participant was a participant under another plan that was qualified under Section 401(a) of the Code or an annuity plan under Section 403(a) of the Code;

(b)     in the case of a plan qualified under Section 401(a) of the Code, the trust under such other plan is exempt from tax under Section 501(a) of the Code;

(c)     the Participant receives a distribution from another plan and that plan qualifies as an eligible rollover distribution, as described in Section 402(c) of the Code;

(d) the Participant furnishes evidence satisfactory to the Committee that the contribution meets conditions (a), (b) and (c);

(e) a rollover contribution that is not a direct rollover as described in Section 401(a)(31) of the Code, is made no later than the 60th day after receipt of the distribution; and

(f) no rollover contributions may be accepted from a conduit individual retirement account or annuity.

A rollover contribution will be held in a separate “Rollover Account” established and maintained by the Committee as a permanent accounting record under the Plan for the benefit of the Participant who made the rollover contribution. A Participant will at all times have a 100% nonforfeitable right to the value of the assets held in his or her Rollover Account. Amounts allocated to a Rollover Account will be held in trust and invested in accordance with the terms and conditions of the Plan. Distributions of amounts allocated to a Rollover Account will be made when the Participant retires, dies, is disabled or otherwise has a Severance from Employment in accordance with the terms and conditions of the Plan.

Section 3.5 Forfeitures. Forfeitures resulting from the application of Sections 4.2 and 13.11 will not be applied to directly increase the allocation that any Participant would otherwise receive under the Plan. Forfeitures will be used to reduce (but not below zero) the Company Contribution under Section 3.2 for the calendar month in which the forfeitures become available. Any remaining forfeitures will be held in a suspense account and used to reduce the Company Contribution for subsequent calendar months. If the forfeitures exceed the total of Company Contributions for the Plan Year in which the forfeitures become available, the excess forfeitures will be used to reduce the Matching Contributions under Section 3.3 for the Plan Year in which the forfeitures occur. If a suspense account is in existence at any time during a Plan Year pursuant to this Section, that account will not participate in the allocation of the Trust’s investment gains and losses.

Section 3.6 Miscellaneous Contribution Rules.

(a) Limitations on Contributions. Wage Reduction Contributions, Company Contributions and Matching Contributions (collectively, the “Total Contributions”) under this Article are subject to the following limitations:

(1) the sum of the Total Contributions and other amounts treated as Annual Additions for any Plan Year may not exceed the Maximum Company Contribution, as determined under Section 3.9; and

(2) Total Contributions may not exceed the maximum amount allowable as a deduction to the Company under Section 404 of the Code.

(b) Timing of Contributions. The Company will deposit a Participant’s Wage Reduction Contributions with the Trustees within the period of time permitted by the Code, ERISA and applicable regulations. Company contributions to the Trustees will be made by the Company no later than the time prescribed by law for filing its federal income tax return (including extensions thereof) for its current taxable year and for each succeeding taxable year for the Plan Year that ends within or that is co-terminus with the taxable year of the Company. The Company may contribute this amount or amounts at any time; and it may make any Company contribution in two or more installments. However, no Company contribution will be made for any Plan Year to the extent that it would not be deductible.

Section 3.7 Allocations of Contributions and Forfeitures.

(a) Maintenance of Accounts. The Committee will establish and maintain, as a permanent accounting record under the Plan, a “Savings Account,” a “Retirement Savings Account,” a “Matching Contribution Account,” a “Thrift Account” and a “Rollover Account” in the name of each Participant.

(b) Allocation of Wage Reduction Contributions. The Committee will allocate to each Participant’s Savings Account the Participant’s Wage Reduction Contributions, if any, as of a date or dates determined by the Committee.

(c) Allocation of Matching Contributions. The Committee will allocate to the Matching Contribution Account of each Participant so much of the total Matching Contributions for the calendar month and the forfeitures resulting from the application of Section 13.11, if any, as will equal the Participant’s Matching Contribution for the calendar month, as determined under Section 3.3. The allocations will be made as of a date or dates determined by the Committee.

(d) Allocation of Company Contribution. As of the last business day of each month, commencing with January, 2004, the Committee will allocate to the Retirement Savings Account of each Post-2003 Qualified Participant the Participant’s Company Contribution for the calendar month, as determined under Section 3.2. The term “Post-2003 Qualified Participant” for any month means a Post-2003 Participant who is credited with at least one Hour of Service during that month and who either (1) is employed by the Company on the last day of the month or (2) terminates employment during the month by reason of (i) retirement on or after his or her Normal Retirement Date or (ii) Disability or death.

Section 3.8 Base Pay. Unless otherwise provided, the term “Base Pay” for any Plan Year means a Participant’s basic compensation for a payroll period, excluding any amounts the Participant receives as overtime pay, commissions or other payments, but including wage contribution payments made by the Company on account of sickness or accident. For an Employee in one of the following categories, Base Pay for any Plan Year shall be calculated using the Employee’s basic rate of hourly pay (determined as of February 1 and August 1 for each semi-annual period following such dates) and 2080 Hours of Service: IBEW 2154: Gas Dispatcher B, Gas Dispatcher A, Sub Foreman B - Gas Dispatcher; IBEW 2154S: Gas Control Helper A, Gas Control Dispatcher.

Notwithstanding the foregoing, “Base Pay” includes contributions made by the Company pursuant to a salary reduction agreement that are not includable in the Participant’s gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code.

The Base Pay of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Base Pay for the determination period that begins with or within such calendar year. If a Participant’s Base Pay is determined over a period of time that is shorter than 12-months, then the $200,000 limit, as adjusted, will be prorated for the number of full calendar months in the period.

Section 3.9 Limitations on Allocations.

(a) Definitions. The following definitions (applied consistently with Code Section 415) apply for purposes of this Section:

(1) Annual Addition has the same meaning as defined under Section 415(c)(2) of the Code and the regulations thereunder.

(2) Compensation includes wages within the meaning of Section 3401(a) and all other payments of compensation to a Participant by the Company (in the course of the Company’s trade or business) for which the Company is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation under this paragraph (2) must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation also includes any amount that would be included in wages but for an election under section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Compensation for any Plan Year shall not exceed the limit set forth in Section 401(a)(17) of the Code for such Plan Year.

To the fullest extent permitted by Code Section 415 and the regulations thereunder, Compensation shall also include (i) amounts paid to a Participant after the Participant has a Severance from Employment and (ii) compensation for periods of military service and/or disability.

For purposes of applying the limitations of this Section, Compensation for a Limitation Year means the Compensation actually paid or made available during the Limitation Year. Notwithstanding the preceding sentence, for Limitation Years beginning on or after January 1, 2002, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Compensation the Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid to him or her immediately before becoming permanently and totally disabled.

(3) Limitation Year means the Plan Year, unless a different 12-consecutive-month period is designated pursuant to a written resolution adopted by the Board of Directors of National.

(b) Maximum Annual Addition. The Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the “Maximum Annual Addition,” which is the lesser of:

(1) $40,000, as adjusted for increases in the cost-of-living pursuant to Section 415(d) of the Code, or

(2) 100 percent of the Participant’s Compensation for the Limitation Year. The Compensation limit referred to herein will not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

(c) Maximum Company Contribution means the aggregate of the Maximum Annual Additions of all Participants for the Plan Year.

(d) Adjustment to Reduce Annual Additions. If the Annual Addition exceeds the limitation set forth in Section 3.9(b) for any Participant, such excess amount shall be corrected in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12, or any superseding guidance.

(e) Incorporation of Section 415 by Reference. The limitations and other provisions of Code Section 415 and Treasury Regulations promulgated thereunder with respect to annual contributions and benefit accruals under the Plan are hereby incorporated by reference.

Section 3.10 ADP Test.

(a) In General. Annual allocations derived from Wage Reduction Contributions to a Participants’ Savings Accounts must satisfy one of the following tests:

(1) The 125% Test. The Average ADP for Participants who are Highly Compensated Employees may not exceed the prior Plan Year’s Average ADP for Participants who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2) The Alternative Limitation Test. The Average ADP for Participants who are Highly Compensated Employees may not exceed the lesser of the prior Plan Year’s Average ADP for Participants who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 2 or the prior Plan Year’s Average ADP for Participants who are Nonhighly Compensated Employees for the prior Plan Year plus 2 percentage points.

The Committee may calculate the ADPs of Participants and, thus, determine whether the Plan satisfies the ADP Test under this Section by treating all or part of the Qualified

Matching Contributions made with respect to any or all of the Participants as Wage Reduction Contributions. The Committee may not treat Qualified Matching Contributions as Wage Reduction Contributions unless the Qualified Matching Contributions satisfy the conditions set forth in Section 1.401(k)-2(a)(6) of the Treasury Regulations.

(b) Definitions. The following definitions apply for purposes of the Plan:

(1) ADP, with respect to a Participant, means the ratio (expressed as a percentage) of the amount of Wage Reduction Contributions and amounts treated as Wage Reduction Contributions, if any, allocated to the Participant’s account for a Plan Year to the Participant’s ADP Compensation for the Plan Year. The ADP of a Participant with no Wage Reduction Contributions for a Plan Year is zero. For purposes of computing ADPs, an employee who would be a Participant but for the failure of the employee to make Wage Reduction Contributions is treated as a Participant on whose behalf no Wage Reduction Contributions are made.

(2) Average ADP, with respect to a group of Participants, means the average of the ADPs for the group of Participants.

(3) ADP Compensation, with respect to any Participant, will be determined by the Committee in a manner that satisfies the requirements of Section 414(s) of the Code and the regulations thereunder. The period used to determine a Participant’s ADP Compensation for a Plan Year is either the Plan Year or the calendar year ending within the Plan Year. Whichever period is selected must be applied uniformly to determine the ADP Compensation of every Participant for the Plan Year. If the Participant participated in the Plan for less than the full Plan Year or calendar year, the Plan may take into account ADP Compensation for that portion of the Plan Year or calendar year during which the Participant actually participated, provided this limit is applied uniformly for all Participants for the Plan Year.

(4) Highly Compensated Employee means an Employee who (i) was a 5% owner at any time during the Plan Year or the preceding Plan Year, or (ii) for the preceding Plan Year had Compensation from the Company in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose, “Determination Year” is the Plan Year and the “Look-Back Year” is the twelve month period immediately preceding the Determination Year.

The rules in Temporary Treasury Regulation Section 414(q)-1T, A-4 and Notice 97-45 in effect for a Determination Year will be used to determine if a former employee is a Highly Compensated Employee for that Determination Year.

For Plan Years relevant to determining whether an Employee is a Highly Compensated Employee for Plan Years beginning after December 31, 1996, the amendments to Section 414(q) of the Code will be treated as having been in effect for Plan Years beginning in 1996.

Notwithstanding the foregoing, the Company elects, pursuant to Treasury Regulation Section 1.414(q)-1T, Q&A-14, to make the calendar year calculation election.

(5) Nonhighly Compensated Employee means an Eligible Employee who is not a Highly Compensated Employee.

(6) Qualified Matching Contributions are Matching Contributions that are 100% nonforfeitable at all times and satisfy the requirements set forth in Section 1.401(k)-6 of the Treasury Regulations.

(c) Special Rules.

(1) Plan Aggregation - Coverage and Nondiscrimination. For purposes of this Section, if this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with this Plan, then this Section will be applied by determining the ADP of Participants as if all the plans were a single plan. Plans may be aggregated under this paragraph only if they have the same plan year and use the same ADP testing method. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year are made in accordance with Notice 98-1 and any superseding guidance.

(2) Plan Aggregation - Highly Compensated Employee. For purposes of this Section, the ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Wage Reduction Contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Company, will be determined as if the Wage Reduction Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(3) Timing of Contributions. For purposes of the ADP Test, Wage Reduction Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(4) Maintenance of Records. The Committee will maintain records that demonstrate satisfaction of the ADP Test under this Section, including records indicating the extent to which the Plan used Matching Contributions to satisfy the test.

Section 3.11 Distribution of Excess Contributions.

(a) In General. If for any Plan Year there are any Excess Contributions, then on or before the last day of the following Plan Year, Excess Contributions will be distributed according to the following procedures:

(1) The Excess Contributions of the Highly Compensated Employee or Employees with the largest dollar amount of Wage Reduction Contributions are reduced by distributing the amount required to cause the Highly Compensated Employee’s or Employees’ Wage Reduction Contributions to equal the Wage Reduction Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser amount is distributed.

(2) Repeat (1) until all Excess Contributions are distributed.

Distributions of Excess Contributions will be made first from unmatched Wage Reduction Contributions and, thereafter, simultaneously from Wage Reduction Contributions that are matched and Matching Contributions that relate to such Wage Reduction Contributions.

Notwithstanding the foregoing, if the Committee treats Qualified Matching Contributions as Wage Reduction Contributions for purposes of the ADP Test, distributions of Excess Contributions will be made first from unmatched Wage Reduction Contributions and, thereafter, simultaneously from Wage Reduction Contributions and Qualified Matching Contributions that relate to such Wage Reduction Contributions.

If any Excess Contributions are distributed more than 2 1⁄2 months after the last day of the Plan Year in which the Excess Contributions arose, then Code Section 4979 imposes an excise tax on the Company with respect to those amounts.

(b) Excess Contributions. The term “Excess Contributions” means, with respect to a Plan Year, the excess of Wage Reduction Contributions and Qualified Matching Contributions, to the extent they are treated as Wage Reduction Contributions for purposes of the ADP Test, over the maximum amount of the contributions permitted under Section 3.10(a). Excess Contributions also include the income allocable to the excess described in the preceding sentence. The income allocable to Excess Contributions is determined in accordance with Subsection (c).

(c) Allocable Income/Loss.

(1) General Rule. Except as provided in paragraph (2) below, a Participant’s Excess Contributions with respect to a Plan Year are adjusted for any income or loss up through the end of such Plan Year (but not for the period between the end of the Plan Year and the date of the distribution).

(2) Special Rule for 2006 and 2007 Plan Years. Any Excess Contributions made by a Participant with respect to the 2006 and 2007 Plan Years are adjusted for any income or loss up through the date of distribution.

(3) The amount of income allocable to a Participant’s Excess Contributions under paragraph (1) or (2) above will be determined by the Committee in a reasonable and consistent manner and in accordance with applicable Treasury Regulations.

Section 3.12 Distributions of Excess Deferrals.

(a) In General. Excess Deferrals by a Participant will be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year, unless the Participant notifies the Plan that the Excess Deferrals or a portion thereof will be distributed from another plan. Notice under the preceding sentence must be submitted to the Committee in writing no later than the first March 1 following the close of the Participant’s taxable year. Notwithstanding the foregoing, a Participant is deemed to have notified the Plan of Excess Deferrals for the taxable year taking into account only Wage Reduction Contributions under the Plan.

(b) Excess Deferrals. The term “Excess Deferrals” means, with respect to a Participant, Wage Reduction Contributions, together with other elective deferrals (as defined in Section 402(g)(3) of the Code), in excess of the dollar limitation under Section 3.1(c). Excess Deferrals also include the income allocable to the excess described in the preceding sentence. The income allocable to Excess Deferrals is determined in accordance with Subsection (c).

(c) Allocable Income/Loss.

(1) General Rule. Except as provided in paragraph (2) below, a Participant’s Excess Deferrals with respect to a Plan Year are adjusted for any income or loss up through the end of such Plan Year (but not for the period between the end of the Plan Year and the date of the distribution).

(2) Special Rule for 2007 Plan Year. Any Excess Deferrals made by a Participant with respect to the 2007 Plan Year are adjusted for any income or loss up through the date of distribution.

(3) The amount of income allocable to a Participant’s Excess Deferrals under paragraph (1) or (2) above will be determined by the Committee in a reasonable and consistent manner and in accordance with applicable Treasury Regulations.

Section 3.13 Coordinating Corrective Distributions.

(a) Correcting Excess Deferrals After Distributing Excess Contributions. The amount of Excess Deferrals that may be distributed under Section 3.12 with respect to a Participant for a taxable year is reduced by any Excess Contributions previously distributed with respect to that Participant for the Plan Year beginning with or within that taxable year.

(b) Correcting Excess Contributions After Distributing Excess Deferrals. The amount of Excess Contributions to be distributed under Section 3.11 with respect to a Participant for a Plan Year is reduced by any Excess Deferrals previously distributed to that Participant for the Participant’s taxable year ending with or within that Plan Year.

Section 3.14 Qualified Militarv Service.

(a) Uniformed Services Employment and Re-employment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b) Death Benefits Under Qualified Active Military Service. In the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. This Section 3.14(b) is effective with respect to deaths occurring on or after January 1, 2007.

(c) Differential Wage Payments. Salary and wages paid to a Participant that constitutes “differential wage payments” within the meaning of Code Section 414(u)(12) shall be treated as Compensation for the purposes of Section 3.9(a)(2) to the extent required under Code Section 414(u). This Section 3.14(c) is effective with respect to Compensation paid after December 31, 2008.

(d) Severance From Employment. For purposes of Code Section 401(k)(2)(B)(i)(I), a Participant shall be treated as having been severed from employment during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). This Section 3.14(d) is effective for Plan Years beginning after December 31, 2008.

ARTICLE 4

NONFORFEITABLE RIGHT TO BENEFITS

Section 4.1 Definitions. The following definitions apply for purposes of the Plan:

(a) Normal Retirement Age means age 65.

(b) Normal Retirement Date means the first day of the month coincident with or following the Participant’s Normal Retirement Age.

(c) Annuity Starting Date means the first day that all events have occurred that entitle the Participant to the benefit.

(d) Deferred Retirement means the period beginning with a Participant’s Normal Retirement Date and ending with the date that he or she retires from the Company.

(e) Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant retires. The Required Beginning Date of a 5-percent owner (within the meaning of Section 416 of the Code), however, is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2.

(f) Beneficiary means any person (or entity) entitled to receive benefits under the Plan by reason of the death of a Participant.

(g) Prospective Beneficiary means, as to any Participant, any person who (or entity which), under the Plan or any valid beneficiary designation then in effect, would become a Beneficiary on the death of the Participant.

Section 4.2 Determination of Nonforfeitable Rights.

(a) Upon Retirement. A Participant who attains his or her Normal Retirement Date while an Employee of the Company or an Organization Under Common Control is fully vested in, and has a 100% nonforfeitable right to, his or her accounts.

(b) Upon Death or Disability. A Participant who dies while an Employee of the Company, or whose employment terminates by reason of becoming Totally and Permanently Disabled, is fully vested in, and has a 100% nonforfeitable right to, his or her accounts. Notwithstanding the foregoing, if the Participant has separated from the service of the Company and then dies or becomes Totally and Permanently Disabled, the Participant’s nonforfeitable interest in his or her Retirement Savings Account is determined under the vesting schedule in Subsection (c).

(c) Upon Completion of Required Years of Vesting Service. A Participant will at all times be fully vested in, and have a 100% nonforfeitable right to, his or her Savings Account, Matching Contribution Account, Thrift Account, and Rollover Account. Except as provided in Subsections (a) and (b), a Post-2003 Participant will have a nonforfeitable right to his or her Retirement Savings Account as follows:

(1) For Company Contributions made with respect to Plan Years beginning prior to January 1, 2007:

Number of Years of Vesting Service	Vested Percentage
Less than 5	0%
5 or more	100%

(2) For Company Contributions made with respect to Plan Years beginning on or after January 1, 2007:

Number of Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100%

(d) Forfeiture Following a Break in Service. In the case of a Participant who incurs five (5) consecutive One-Year Breaks in Service, any nonvested amount in the Participant’s Retirement Savings Account shall be forfeited. Notwithstanding the preceding sentence, in the case of a Participant who receives a distribution of his or her entire vested benefit under the Plan after incurring a Severance from Employment or becoming Totally and Permanently Disabled, any nonvested benefits in the Participant’s Retirement Savings Account shall be forfeited; provided, however that the forfeited amounts will be restored if the Participant is rehired before incurring five (5) consecutive One-Year Breaks in Service. For purposes of the preceding sentence, if the value of a Participant’s vested account balance is zero at the time of the Participant’s Severance from Employment or becoming Totally and Permanently Disabled, the Participant shall be deemed to receive a distribution of such zero vested account balance and any nonvested benefits in the Participant’s Retirement Savings Account shall be forfeited.

ARTICLE 5

DISTRIBUTION OF BENEFITS

Section 5.1 Forms and Time of Benefit Distributions.

(a) Entitlement to Benefits. A Participant is entitled to receive a distribution of his or her nonforfeitable benefits under the Plan if the Participant has a Severance from Employment, has attained age 59 1⁄2, or has become Totally and Permanently Disabled.

(b) Severance from Employment. For purposes of the Plan, the term “Severance from Employment” means the termination of a Participant’s employment with the employer maintaining the Plan. For this purpose, the term “employer” includes any entity which is aggregated with the employer maintaining the Plan pursuant to Code Section 414(b), (c), (m), or (o). For example, if a Participant terminates his or her employment with the Company, but continues to be employed by any Organization Under Common Control, the Participant will not have a Severance from Employment. A Participant also does not have a Severance from Employment if, in connection with a change of employment, the Participant’s new employer maintains the Plan with respect to the Participant. A new employer maintains a plan with respect to a Participant by continuing or assuming sponsorship of the plan or by accepting a transfer of plan assets and liabilities (within the meaning of Code Section 414(1)) with respect to the Participant.

(c) Commencement of Distributions. Distribution of benefits to which a Participant becomes entitled under Subsection (a) may commence as soon as practicable following the Participant’s satisfaction of the conditions in Subsection (a).

Notwithstanding the foregoing, distribution of a benefit to a Participant under the Plan must commence no later than the earlier of:

(1) the Participant’s Required Beginning Date; or

(2) the 60th day after the close of the Plan Year in which occurs the latest of the following:

(i) the date on which the Participant attains his or her Normal Retirement Date,

(ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan,

(iii) the date the Participant terminates his service with the Company (or Organization Under Common Control), or

(iv) a date that is later than the dates described in (i), (ii) and (iii) above and that is specified in a written election made by the Participant. The failure of a Participant to apply for and consent to a distribution pursuant to Section 5.5 is deemed to be an election to defer commencement of payment.

(d) Form of Distribution. In general, distributions shall be made in cash. However, a Participant may elect, in the manner prescribed by the Committee, to receive distributions from National Stock Fund A and National Stock Fund B in the form of cash or common stock of National.

Section 5.2 Amount of Distribution. When a Participant becomes entitled to receive a distribution of a benefit in accordance with this Section, he or she may elect a full or partial distribution, provided that a Participant may not receive more than one partial distribution during any calendar year, and a Participant may not receive a partial distribution of less than $1,000.

Section 5.3 Designation of Death Beneficiary. A Participant may designate a specific Prospective Beneficiary, including any class of Prospective Beneficiaries or any contingent Prospective Beneficiaries, for the benefits provided on his or her death under the Plan. The designation may be changed from time to time. All designations must be made in a manner acceptable to the Committee and will be effective when filed with the Committee.

A married Participant may designate a Prospective Beneficiary other than his or her spouse if the spouse consents in writing to the designation. Spousal consent will not be required if it is established to the Committee’s satisfaction that spousal consent cannot be obtained because either there is no spouse or the spouse cannot be located, or because of other circumstances as provided for in applicable regulations. This consent must acknowledge the effect of the designation and must be witnessed by a representative of the Committee or notary public. No designation will be effective if the Prospective Beneficiary may be changed without the spouse’s consent, unless the spouse’s consent expressly permits the Participant to make changes in Prospective Beneficiary designations without any requirement of the spouse’s further consent. Any consent under this Section will be effective only with respect to the spouse who gave his or her consent.

Section 5.4 Death Benefit Provisions.

(a) Normal Form of Payment of Death Benefits. If a Participant dies before the distribution of his or her benefits under the Plan, the Participant’s entire nonforfeitable interest in the Plan will be distributed to his or her Beneficiary in a single lump sum payment in cash and/or property (as determined by the Committee in accordance with a uniform, nondiscriminatory policy) as soon as practicable, but in no event later than December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs (but in the case of a Participant described in Section 5.6(b)(1), no later than December 31, 2010). Notwithstanding the foregoing, a Beneficiary may elect, in the manner prescribed by the Committee, to receive distributions from National Stock Fund A and National Stock Fund B in the form of common stock of National.

(b) Multiple Beneficiaries; Order of Taking. In general, if a Participant is survived by one or more primary Beneficiaries, benefits payable by reason of the Participant’s death will be paid only to the surviving primary Beneficiaries, and no benefit will be payable to any contingent Prospective Beneficiary. Moreover, if at least one, but fewer than all, of the primary Prospective Beneficiaries, become Beneficiaries on the Participant’s death, the percentage interest of each in the benefit payable by reason of the Participant’s death will be distributed to the remaining Beneficiaries in the ratio determined by comparing the percentages specified by the deceased Participant for those Beneficiaries and adjusting those percentages accordingly. (For example, if the Participant had designated three primary Prospective Beneficiaries and indicated percentages of 20%, 30% and 50% for them respectively, and if the primary Prospective Beneficiary who would have received the 50% interest predeceases the Participant, the surviving Beneficiaries would share the 50% potential interest of the deceased Prospective Beneficiary in a 2:3 ratio, increasing their respective interest to 40% and 60%.)

Notwithstanding this general rule, if the Participant’s designation of Prospective Beneficiaries clearly and unambiguously (in the sole judgment of the Committee) indicates that the interest of a particular primary Prospective Beneficiary who predeceases the Participant is to be paid to one or more specified contingent Beneficiaries (to the exclusion, as to the interest, of all other primary Beneficiaries) and indicates the amount to be paid to each such contingent Beneficiary or the manner in which the amount is to be calculated, the interest of the deceased Prospective Beneficiary will be paid to the designated contingent Beneficiaries in the amounts so determined. If more than one, but fewer than all the contingent Prospective Beneficiaries become Beneficiaries by reason of the death of the Beneficiary, the interest of the deceased contingent Prospective Beneficiary (or Prospective Beneficiaries) will be divided among the surviving contingent Beneficiaries identified as to the portion to be distributed hereunder applying the ratio principle articulated in the preceding paragraph, and if no such contingent Prospective Beneficiaries survive the Participant, then the interests of all of the contingent Prospective Beneficiaries in that portion will be allocated among the surviving primary Prospective Beneficiaries applying the ratio principle articulated in the preceding paragraph.

(c) Absence of an Effective Beneficiary Designation. In the absence of an otherwise effective beneficiary designation, death benefits are payable in the following order of priority:

(1) surviving spouse, and

(2) estate.

(d) Effect of Divorce. Upon the later to occur of the effective date of the divorce of the Participant and his or her former spouse or the date on which the Committee receives written notification of the divorce, except as may otherwise be provided in a Qualified Domestic Relations Order, the rights of the former spouse under the Plan will be extinguished, and any designation of that former spouse as a Prospective Beneficiary under the Plan will be null and void unless reaffirmed by the Participant after the effective date of the divorce in a written instrument directed to the Committee and delivered to the Committee during the Participant’s lifetime.

(e) Order of Death. If it is impossible to ascertain with certainty the order of death of the Participant and any Prospective Beneficiary, the Participant will be deemed to have survived the Prospective Beneficiary unless the Participant has specifically indicated to the contrary in writing on his or her beneficiary designation form. If it is impossible to ascertain with certainty the order of death of two or more Prospective Beneficiaries, deceased primary Prospective Beneficiaries will be deemed to have survived deceased contingent Prospective Beneficiaries, unless the Participant has specifically indicated otherwise in writing on his or her beneficiary designation form.

(f) Effect of Disclaimers. To the extent that a Participant’s surviving spouse or any other Beneficiary disclaims in a writing that is notarized, or that has been witnessed and authorized to the satisfaction of the Committee, all or part of any interest in a benefit payable by reason of the Participant’s death, the Beneficiary will cease to be considered a Beneficiary under the Plan.

Section 5.5 Early Distribution Consent.

(a) In General. If the Participant’s nonforfeitable interest in the Plan exceeds the Cash-Out Limit, no distribution will be paid to the Participant before the Participant’s Required Beginning Date, unless the Participant consents to the distribution.

(b) Valid Consent. A Participant’s consent is not valid unless the Participant has received a notice containing a general description of the material features of the Plan. The notice must be written in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code. The notice must be provided no less than 30 days and no more than 180 days before the Annuity Starting Date. In addition, the Participant must be informed of the right to defer receipt of the distribution. A consent also will not be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution. Finally, written consent of the Participant to the distribution must not be made before the Participant receives the aforementioned notice and must not be made more than 180 days before the Annuity Starting Date.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

(1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 5.6 Minimum Distribution Required.

(a) General Rule. Except as provided in Subsection (b) below, a Participant must receive a distribution of his or her entire nonforfeitable interest in the Plan on or before his or her Required Beginning Date. If the Participant subsequently becomes entitled to an additional interest in the Plan, the Participant must receive a distribution of his or her entire nonforfeitable interest in the Plan, if any, on or before December 31 of each calendar year including and following the year of the Required Beginning Date.

(b) Exceptions.

(1) A Participant whose Required Beginning Date is April 1, 2009 will receive the required minimum distribution for the 2008 distribution calendar year on or before April 1, 2009. The Participant will not receive a required minimum distribution for the 2009 distribution calendar year but will receive a lump sum distribution of his or her entire nonforfeitable interest in the Plan on or before December 31, 2010.

(2) A Participant whose Required Beginning Date is April 1, 2010 will not receive a required minimum distribution for the 2009 distribution calendar year but will receive a lump sum distribution of his or her entire nonforfeitable interest in the Plan on or before December 31, 2010.

(c) Definitions. For purposes of this Section, required minimum distributions shall be determined in accordance with Section 14.3, and the term “distribution calendar year” shall have the meaning set forth in Section 14.4.

Section 5.7 Involuntary Cash-Outs of Small Benefits. Notwithstanding any other provision of this Article, a Participant who has a Severance from Employment will receive a distribution of his or her entire nonforfeitable interest in the Plan in a single lump sum payment of cash or property, provided that the amount of the distribution does not exceed the Cash-Out Limit. A distribution under this Section 5.7 will be made as soon as administratively feasible following the Participant’s Severance from Employment. A distribution made pursuant to this Section 5.7 will be made without the consent of the Participant.

Section 5.8 Hardship Withdrawals.

(a) General Rule. Upon the application of any Participant, the Committee, in accordance with a uniform, nondiscriminatory policy, may permit the Participant to make a withdrawal from his or her Savings Account and, effective July 1, 1998, his or her Rollover Account, if any, if and only if the following two requirements have been satisfied:

(1) the withdrawal is made on account of an immediate and heavy financial need of the Participant; and

(2) the withdrawal is necessary to satisfy such financial need.

(b) Limit on Distributable Amount. A hardship withdrawal under this Section must be limited to the Distributable Amount. “Distributable Amount” means the sum of (i) the Participant’s total Wage Reduction Contributions as of the date of withdrawal and (ii) the value of the Participant’s Rollover Account as of the Valuation Date coincident with or immediately preceding the date of withdrawal, the sum of which will be reduced by (iii) the amount of previous hardship withdrawals.

(c) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse, or any dependents of the Participant (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Subsections (b)(1), (b)(2), and (d)(1)(B) of Section 152 of the Code) or that are necessary for these persons to obtain such medical care;

(2) Costs related directly to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Subsections (b)(1), (b)(2), and (d)(1)(B) of Section 152 of the Code);

(4) Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152 (d)(1)(B) of the Code);

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7) Other deemed immediate and heavy financial needs prescribed by the Commissioner of Internal Revenue in guidance of general applicability published in the Internal Revenue Bulletin.

(d) Necessary to Satisfy Financial Need. A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

(1) The withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial need. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all qualified plans maintained by the Company. See Section 8.4(c) for a special rule pertaining to the distribution of dividends from the ESOP portion of the Plan.

(3) A Participant who receives a distribution of Wage Reduction Contributions on account of hardship will be prohibited from making Wage Reduction Contributions to the Plan and all other plans of the Company for six (6) months after receipt of the hardship distribution.

(e) Uniform Rules. The Committee will adopt uniform rules of general applicability regarding the timing and frequency of withdrawals, and the method by which earning will be credited to amounts withdrawn for the period prior to the withdrawal.

Section 5.9 Loans to Participants.

(a) Trustees May Make Loans. Upon the Committee’s written direction and subject to a uniform nondiscriminatory policy adopted by the Committee, the Trustees will make loans to Participants pursuant to this Section and any additional consistent rules the Committee may adopt. Loans will be made available to Participants who are parties in interest (as defined under ERISA) on a reasonably equivalent basis and will not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Participants. Notwithstanding the foregoing, loans are permitted only from amounts held in a Participant’s Savings Account or Rollover Account.

(b) Written Applications. The Committee will prescribe an application procedure for the loan program under the Plan, including use of an automated loan application system.

(c) Limit on Amount of Loan. The dollar amount of a loan to any Participant when added to any other loans granted under this Section, may not exceed the lesser of:

(1) $50,000, reduced by the excess (if any) of:

(i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

(ii) the outstanding balance of loans from the Plan on the date on which such loan was made; or

(2) one-half of the Participant’s nonforfeitable interest in the Participant’s Savings Account and Rollover Account.

The Committee, pursuant to nondiscriminatory uniform rules of general application, may impose a minimum loan amount requirement and may limit the maximum number of loans which may be outstanding under the Plan.

(d) Term and Interest Rate. The term of any loan granted under this Section may not exceed five years, except in the case of a loan used to acquire a dwelling unit that, within a reasonable time (determined at the time the loan is made), is to be used as the Participant’s principal residence. The unpaid balance of any loan must bear a reasonable rate of interest. The loan must be repaid in substantially level payments (with payments not less frequently than quarterly) over the term of the loan.

(e) Promissory Note Required. Each loan must be evidenced by a promissory note or notes made, executed and delivered by the applying Participant to the Committee, and each note or notes must be in a form and contain the terms and conditions required by the Committee.

(f) Security. Each loan to a Participant under this Section must be adequately secured by the Participant’s nonforfeitable interest in the Plan. No more than 50% of the Participant’s nonforfeitable interest in the Plan may be considered by the Plan as security for the outstanding balance of all Plan loans made to the Participant.

On default, the balance of the amount owed by a Participant may be charged by the Committee or Trustee against the Participant’s interest in the Plan. However, foreclosure on a note and attachment of security will not occur until a distribution under the Plan occurs.

(g) Directed Investment. Any application for a loan under this Section will constitute a direction by the Participant that his or her nonforfeitable interest in the Plan be invested in the loan. If a loan is made under this Section, the value of a Participant’s account will be adjusted as of each Valuation Date to reflect any principal and interest credited to the account as a result of the repayment of the loan by the Participant hereunder.

(h) No Loans to Shareholder-Employee or Owner Employee. No loans will be made to any “shareholder-employee” or any “owner-employee”. For purposes of this requirement, a “shareholder-employee” means an employee or officer of an S corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of the corporation, more than 5% of the outstanding stock of the corporation. An “owner-employee” means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership. Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any shareholder-employee or owner-employee will cease to apply.

(i) Determination of Amount of Accrued Benefit Payable at Death or Distribution. The portion of the Participant’s nonforfeitable interest used as a security interest held by the Plan by reason of a loan outstanding to the Participant will be taken into account as a reduction for purposes of determining the amount of the accrued benefit payable at the time of death or distribution if the reduction is used as repayment of the loan.

Section 5.10 Qualified Reservist Distributions. A Participant may withdraw; all or a portion of his or her Wage Reduction Contributions as a qualified reservist distribution, as defined in Section 72(t)(2)(G) of the Code, if each of the following requirements is satisfied:

(a) The Participant is a reservist in the U.S. Armed Forces who is ordered or called to active duty for a period in excess of 179 days or for an indefinite period.

(b) The distribution is made during the period beginning on the date of the order or call described in (1) above and ending at the close of the active duty period described in (1) above.

(c) The Participant is ordered or called to active duty after September 11, 2001.

Section 5.11 Special Thrift Account Withdrawal Rules. After receiving the application of any Participant, the Committee, in accordance with uniform rules of general application, will permit the Participant to take a full or partial withdrawal of his or her Thrift Account.

ARTICLE 6

ACCOUNT VALUATIONS AND ALLOCATION OF NET EARNINGS

Section 6.1 Valuation of Assets. As of each Valuation Date, the Trustees will value the various accounts maintained by the Trustees for Participants and Beneficiaries, so that the Participant and Beneficiary accounts will reflect any increase or decrease in the fair market value of the assets of the Trust as of that date. Any increase or decrease in market value will be apportioned in the same manner that income, expenses, and losses are to be apportioned in accordance with the provisions of this Article. The term “Valuation Date” means the close of the New York Stock Exchange on each Business Day of each month and any other date or dates elected by the Committee.

Section 6.2 Allocation of Income and Expenses. As of each Valuation Date, all income of the Trust for the period since the preceding Valuation Date will be credited to, and all losses and expenses of the Trust for that period will be charged to the various accounts maintained by the Trustees for Participants and Beneficiaries. These credits and charges will be made in proportion to the value of the respective accounts as of the preceding Valuation Date (after recording all credits and charges that would otherwise be made based on account balances as of the preceding Valuation Date). Further, the Trustees may adjust in a nondiscriminatory and consistent manner the credits and charges that would otherwise be made based on account balances as of the preceding Valuation Date to take into account inter-fund transfers, periodic contributions made on behalf of Participants, rollover contributions, or any other transactions occurring since the preceding Valuation Date. Notwithstanding the foregoing, any expenses of administration of the Plan that are paid from the Trust will be charged to the various accounts maintained by the Trustees in a manner determined at the discretion of the Committee or, if the Committee has delegated its responsibilities under Section 8.1 to other persons, at the discretion of those persons.

Section 6.3 Crediting Forfeitures and Contributions. After adjusting each Participant’s account as of the last Business Day of the month, the Committee will credit the accounts of each Participant with his or her share of the Matching Contribution and Company Contribution with respect to such calendar month, as determined pursuant to Section 3.7. After adjusting each Participant’s accounts as of the last Business Day of the Plan Year, the Committee will credit the accounts of each Participant with his or her share of the forfeited accounts available for redistribution at the close of the Plan Year determined under Section 3.5. Wage Reduction Contributions will be credited to the respective accounts as of the end of each date on or immediately preceding when such contributions were made.

Section 6.4 Alternative Accounting Procedures. Notwithstanding the accounting procedures in Sections 6.1 and 6.2, the Committee may, for administrative purposes, instruct the Trustee to establish unit values for one or more funds (or for any portion thereof) and maintain the accounts setting forth each Participant’s interest in the fund (or any portion thereof) in terms of a unit value, all in accordance with any rules and procedures that the Committee deems to be fair, equitable and administratively practicable. If unit accounting is established for any fund (or any portion thereof) the value of a Participant’s interest in the fund at any time will be an amount equal to the then value of the unit in the fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

Section 6.5 Notification to Participants. The Committee will notify each Participant of the amount of his or her interest in the Trust as of the close of each Plan Year. Such interest will consist of an amount equal to the total amounts credited to his or her accounts as a result of the adjustments under Sections 6.2 and 6.3.

Section 6.6 Directed Investment Accounts.

(a) Participant Directed Investments. Notwithstanding any other provision of the Plan or the Trust, a Participant or Beneficiary may, if permitted under a uniform, nondiscriminatory policy adopted by the Committee, direct that the Trustees invest amounts credited to his or her accounts in any manner authorized by the Plan or the Trust and permitted under the Code. Directions must specify the amount and the securities or other property in which the amount is to be invested. The Committee, or the Trustees, may require that a Participant or Beneficiary clarify any directions given under this Section. If a Participant makes any directions under this Section, the value of a Participant’s account is adjusted as of each Valuation Date to reflect any interest or dividends credited on the accounts or any increases or decreases in the value of the investments directed by the Participant.

(b) Fiduciary Duties. In accordance with Section 404(c) of ERISA, no Participant or Beneficiary who directs an investment pursuant to this Section is considered a fiduciary by reason of his or her exercise of control over his or her accounts, and no person who is otherwise a fiduciary (including the Committee, any individual to whom responsibilities are delegated under Section 10.6, or the Trustees) has any liability for any loss, or by reason of any breach, that results from the Participant’s or Beneficiary’s exercise of control.

ARTICLE 7

THE TRUST

Section 7.1 Continuation of the Trust. National will continue a Trust under the Plan. The Trust will consist of all sums of money and other property acceptable to the Trustees that are paid or delivered to the Trustees, together with all investments made therewith and the proceeds thereof, and all earnings and profits thereon, less the payments and distributions therefrom. The Trust will be administered in accordance with the Trust and the terms of the Plan.

Section 7.2 Disbursements Limited to Trust Assets. Nothing contained in this Plan may be construed as obligating the Trustee to make any payment or disbursements except from funds or property held under the Trust.

Section 7.3 Expenses of Administration and Litigation. The reasonable costs, expenses, taxes and liabilities incurred in connection with the administration of the Plan (including, without limitation, Trustee compensation, legal fees, and accounting and actuarial expenses) or in connection with any litigation involving the Trust will be paid from the assets of the Trust, unless paid by the Company. No person who is a disqualified person (as defined in Section 4975 of the Code) and who receives full-time compensation from the Company, may receive compensation from the Trust, although he or she may be reimbursed for expenses properly and actually incurred in connection with the administration of the Plan. The Committee will direct the Trustees in the payment of expenses and liabilities pursuant to this Section.

Section 7.4 Pooled Investment Fund or Group Trust. Part or all of the assets of the Trust, from time to time, may be transferred to (a) any pooled investment fund of an insurance company or (b) a common or collective trust fund or pooled investment fund maintained by a bank or trust company which contemplates the commingling for investment purposes of the Trust assets with assets of other trusts. Transfers will be made in a manner consistent with the provisions of Section 4975(d)(8) of the Code.

ARTICLE 8

INVESTMENT AND VOTING OF SHARES

Section 8.1 Investment of Contributions.

(a) Wage Reduction Contributions and Company Contributions. Subject to Section 6.6, each Participant may make an investment election designating the Investment Fund(s) in which his or her future Wage Reduction Contributions and Company Contributions, as applicable, are to be invested. The following Investment Funds shall be made available by the Committee under the Plan for the investment of Wage Reduction Contributions and Company Contributions:

(1) except with regard to the investment of Company Contributions, “National Stock Fund A,” invested in common stock of National, which investment option shall only be frozen or removed, short of a Plan amendment, if the Committee determines (based upon advice of counsel) that to continue offering Company stock as an option would violate ERISA.

(2) the “Investment Contract Funds,” which are collective investment funds invested primarily in investment contracts issued by insurance companies and commercial banks or other types of fixed principal investments selected by the Trustees of the Investment Contract Fund;

(3) one or more “Mutual Funds” (open-end regulated investment companies) or similar funds selected by the Committee; and

(4) any other investment duly authorized by the Committee.

Each investment vehicle described in this Section, and each separate Mutual Fund or similar fund, is considered a separate Investment Fund for purposes of the Plan, and a Participant’s interest in each such Investment Fund will be separately accounted for. A Participant may change his or her election pursuant to this Subsection (a) in accordance with rules set forth by the Committee. In the absence of an election pursuant to this Subsection (a), a Participant’s Wage Reduction Contributions and Company Contributions will be invested in the default fund selected by the Committee.

(b) Matching Contributions. Matching Contributions will be invested at the time of contribution in “National Stock Fund B,” which is invested in common stock of National. Subject to all necessary government approvals and applicable regulation, National is permitted, in its discretion, to make Matching Contributions to National Stock Fund B either in cash or in shares of common stock of National.

(c) Reinvestment of Existing Balances. A Participant may, at any time, direct that all or a portion of his or her existing account balances in one or more Investment Funds (including National Stock Fund B) be transferred among available Investment Funds in such percentages or fractions as he or she may specify, unless the Committee promulgates rules and regulations concerning same, in which case the Participant must direct such transfers in a manner consistent with such rules and regulations. Notwithstanding the foregoing, Company Contributions may not be transferred to National Stock Fund A or B. A transfer becomes effective on the day it is communicated to the Trustees through a telephone call by the Participant or other such method or methods as the Committee may require. The Committee may limit or prohibit transfers out of or into the Investment Contract Fund in order to reflect requirements of contract(s) held in that Fund or in accordance with procedures established by the Committee to govern the operation of the Fund.

(d) Investment Rules. The Committee may prescribe uniform rules of general application concerning the investment of all contributions to the Plan. Those rules may limit the revocability of an investment election, restrict the transfer of contributions from one fund to another, and establish parameters for making temporary investments.

(e) Investment Direction by Beneficiary. In the event of a Participant’s death, the Participant’s Beneficiary shall have the right to direct the investment of the Participant’s account balance in accordance with the provisions of this Section and Section 6.6, as if the Beneficiary were a Participant.

Section 8.2 Voting of Shares.

(a) Voting of Common Shares. Each Participant has the right to give voting instructions to the Trustees with respect to the number of shares of common stock of National that are held in the Trust on his or her behalf. Written notice of any meeting of stockholders of National and a form for instructing the Trustees how to vote will be given to each Participant entitled to give instruction by such means and in such manner as the Committee may determine. The Trustees will vote such number of shares in accordance with those instructions; provided, however, that the Trustees will vote those shares of common stock of National for which they have not received valid voting instructions from Participants in the same manner and in the same proportion as the shares of common stock of National with respect to which the Trustees received valid voting instructions are voted. Each Participant will be informed that if he or she fails to return the voting instruction form, the shares for which the Participant is entitled to direct the voting will be proportionately voted based on voting instructions actually received from other Participants.

(b) Tender or Exchange Offers. Notwithstanding any other provision of this Plan to the contrary, in the event of a tender or exchange offer for shares of common stock of National held by the Trustees in a Common Stock Fund for the account of any Participant, the Trustees have no discretion or authority to sell, convey or exchange such shares except to the extent that the Trustees are timely directed to do so in writing by the Participant, and, upon timely receipt of such written instructions, the Trustees will so sell, convey or transfer such shares of the common stock of National.

In the event of a tender or exchange offer for shares of common stock of National held by the Trustees in a Common Stock Fund for the account of any Participant, (i) each Participant will be informed that if he or she fails to timely instruct the Trustees to tender or exchange the shares held for the Participant’s account, the Trustees will not tender or exchange those shares; (ii) National and the Committee will not interfere in any manner or in any way attempt to influence a Participant’s decision regarding the tender or exchange of those shares (hereinafter referred to as the “Investment Decision”); (iii) National and the Committee will adequately communicate or cause to be communicated to the Participants the provisions of the Plan relating to the tender or exchange of the shares and timely distribute to Participants all communications directed generally to the owners of the shares subject to the tender or exchange offer, and (iv) the Trustees will timely transmit to the Committee for distribution to Participants, all communications that the Trustees may receive, if any, from the offeror of the tender or exchange offer relating to the tender or exchange offer. In no event will the communications to Participants with respect to Investment Decisions or public communications directed generally to the owners of the shares subject to the tender or exchange offer, be deemed to be interference in the exercise of the Participant’s Investment Decision; provided, however, that Section 510 of ERISA will apply to any communication that threatens or intimates that actions which would violate Section 510 of ERISA will or might be taken with respect to any Participant who does not make an Investment Decision in accord with the wishes of National.

Section 8.3 Designation of National Stock Funds A and B as an ESOP. Effective on and after September 28, 2007, the portion of the Trust invested in National Stock Fund A and National Stock Fund B is designated as an Employee Stock Ownership Plan (“ESOP”). The ESOP portion of the Plan is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of Sections 401(a) and 4975(e) of the Code. The ESOP portion of the Plan is designed to be invested primarily in shares of National common stock, which are qualifying employer securities within the meaning of Section 497 5(e)(8) of the Code.

Section 8.4 Dividends on Stock Held in the ESOP.

(a) Election between Distribution and Reinvestment. Cash dividends paid with respect to shares of stock held in the ESOP as of the record date for such dividends shall be, at the election of the Participant or Beneficiary, either (i) paid or distributed in cash to the Participant or Beneficiary, or (ii) paid to the applicable National Stock Fund and reinvested in common stock of National.

(b) Default Election. Except as provided in Subsection (c) below, if a Participant or Beneficiary fails to make a proper election under Subsection (a) with respect to a dividend, the Participant or Beneficiary shall be deemed to have elected to have the dividend paid to the applicable National Stock Fund and reinvested in common stock of National.

(c) Special Deemed Election for Hardship Withdrawals. If a Participant or Beneficiary requests a hardship withdrawal under Section 5.8 which is approved between the ex-dividend date for a dividend and the due date for the election under Subsection (a) with respect to such dividend, the Participant or Beneficiary will be deemed to have elected that such dividend be paid or distributed in cash to the Participant or Beneficiary. This deemed election will remain in effect for subsequent dividends unless the Participant or Beneficiary affirmatively elects to have dividends paid to the applicable National Stock Fund and reinvested in common stock of National.

(d) Cash Distributions. If a Participant or Beneficiary elects a cash distribution, the distribution may, at the discretion of the Committee, be paid (i) directly to the Participant or Beneficiary or (ii) to the applicable National Stock Fund and then distributed to the Participant or Beneficiary not later than ninety (90) days after the close of the Plan Year in which paid to such fund.

(e) Committee Discretion. The Committee shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment described in this Section 8.4 in any manner that is consistent with Section 404(k) of the Code and other applicable provisions of the Code and ERISA.

ARTICLE 9

TOP-HEAVY PROVISIONS

Section 9.1 Definitions. The following definitions, interpreted consistently with Code Section 416, will apply for purposes of this Article:

(a) Top-Heavy Plan. The Plan will be considered a Top-Heavy Plan for a Plan Year (beginning with the first Plan Year beginning after December 31, 1983) if any of the following conditions exists:

(1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(2) If this Plan is a part of Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

(3) If this Plan is a part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(b) Determination Date means the last day of the preceding Plan Year or, for the first Plan Year, the last day of the first Plan Year.

(c) Key Employee means any Employee or former Employee (and the Employee’s Beneficiaries) who at any time during the Determination Period was an officer of the Company if the individual’s annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A), an owner (or an individual considered an owner under Code Section 318 of one of the ten largest interests in the Company if the individual’s compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A)), a 5% owner of the Company, or a 1% owner of the Company who has had an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but for Plan Years beginning after December 31, 1997, including amounts contributed by the employer pursuant to a salary reduction agreement that are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code. The “Determination Period” is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(d) Top-Heavy Ratio means:

(1) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan that during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of all account balances of all Key Employees as of the determination dates(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(2) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans that during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Subsection (a), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

(3) For purposes of paragraphs (1) and (2) the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(4) The accrued benefit of a Participant other than a Key Employee is determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or if there is no method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(e) Required Aggregation Group includes: (i) each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company that enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

(f) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other Company plan or plans that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(g) Top-Heavy Valuation Date means, with respect to each Plan Year, the Determination Date.

(h) Top-Heavy Compensation has the same meaning as Compensation as defined in Code Section 415(c)(3).

(i) Qualified Top-Heavy Participant, for any Plan Year in which the Plan is a Top-Heavy Plan, means any Participant who has not had a Severance from Employment at the end of the Plan Year, regardless of the Participant’s Hours of Service during the Plan Year, Compensation for that year or failure to make Wage Reduction Contributions during the Plan Year.

(j) Super Top-Heavy Plan. The Plan will be considered a Super Top-Heavy Plan if the Plan would meet the definition of a Top-Heavy Plan if 90% were substituted for 60% in each place it appears in Subsection 9.l(a).

(k) Non-Key Employee means any Employee of the Company who is not a Key Employee.

Section 9.2 Top-Heavy Rules.

(a) Application of Top-Heavy Rules. If the Plan is a Top-Heavy Plan for a Plan Year, the provisions of this Section will become applicable for the Plan Year. Notwithstanding the preceding sentence, the top-heavy rules of this Section will not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers.

(b) Minimum Company Contribution. In any Plan Year in which the Plan is a Top-Heavy Plan, there will be allocated to each Qualified Top-Heavy Participant, before any other allocations are made under the Plan, the lesser of 3% of the Participant’s Top-Heavy Compensation or the percentage at which contributions and forfeitures are allocated under the

Plan for the Plan Year with respect to the Key Employee for whom the percentage is the highest for the Plan Year. The latter percentage will be determined by dividing the contributions (including Wage Reduction Contributions) and forfeitures allocated to the Key Employee by his or her Top Heavy Compensation for the Plan Year. For purposes of this Section, Wage Reduction Contributions, matching contributions required to pass the actual deferral percentage test of Code Section 401(k)(3), and matching contributions required to pass the actual contribution percentage test of Code Section 401(m), of an Employee who is not a Key Employee may not be considered in meeting this minimum contribution requirement. If in any Plan Year the Plan is a Top-Heavy Plan, and a Non-Key Employee who is eligible to be a Participant hereunder also participates in a defined benefit plan of the Company, the minimum contribution will be provided under the defined benefit plan.

(c) Limitation on Contributions and Benefit. For Plan Years beginning before January 1, 2000, if the Plan is a Top-Heavy Plan in any Plan Year, 1.00 will be substituted for 1.25 in calculating the Defined Benefit Fraction and the Defined Contribution Fraction. Notwithstanding the preceding sentence, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, 1.00 will not be substituted for 1.25 if the Company makes an additional minimum Company contribution under Subsection (b) by substituting 4% for 3%.

(d) Special Rule for Non-Key Employees in Two Plans. For Plan Years beginning before January 1, 2000, if the Plan is a Top-Heavy Plan in any Plan Year, and an Employee who is not a Key Employee participates both in the Plan and in a defined benefit plan that is top-heavy and that is included in an Aggregation Group, 5% will be substituted for 3% in Subsection (b) and 1.00 will not be substituted for 1.25 under Subsection (c) if the Company makes an additional minimum contribution under Subsection (b) by substituting 7 1⁄2% for 3%.

Section 9.3 Modification of Top-Heavy Rules.

(a) Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends the preceding provisions of this Article 9.

(b) Determination of Top-Heavy Status. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c) Determination of Present Values and Amounts. This Section will apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(1) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2) Employees not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

(d) Minimum Benefits—Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

ARTICLE 10

ADMINISTRATION OF PLAN

Section 10.1 Appointment of Committee. The Chief Executive Officer of National will appoint a committee consisting at all times of one or more persons to be known as the “Committee”. Any person, including an officer, director, shareholder or employee of National is eligible for appointment as a member of the Committee. The Chief Executive Officer of National may at any time remove a member of the Committee and appoint a successor. The Committee is a “named fiduciary” under Section 402(a)(l) of ERISA.

Section 10.2 Administration of the Plan. The Committee has the full discretionary authority and responsibility to control and manage the operation and administration of the Plan for the exclusive benefit of Participants and their Beneficiaries as required under ERISA and the Code.

In its sole discretion, the Committee has the exclusive and complete authority to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. By way of example, and not by way of limiting the general grant of authority and discretion described above, the Committee will: be the sole and exclusive arbiter of all questions arising with respect to issues under the Plan as to coverage and eligibility, both as to participation and as to benefits and the amount of benefits, and the determination of a Participant’s interest in the Trust; have the full and complete discretion, authority and power to make factual determinations relating to the amount and manner of allocations and distributions of benefits; have the full and complete discretion, authority and power to determine whether a domestic relations order constitutes a Qualified Domestic Relations Order and whether a putative Alternate Payee otherwise qualifies for benefits under the Plan; have the full and complete discretion, authority and power to determine whether the Plan has suffered a de facto termination; and have the full and complete discretion, authority and power to make all factual findings. The Committee has the full and complete discretionary authority and power to correct any defect, supply any omission or reconcile any inconsistency, including but not limited to mathematical or arithmetical errors, resolve any ambiguity and to construe the terms of the Plan, in any manner and to any extent that it deems necessary to carry out the purposes of the Plan. The Committee may adopt any rules it deems advisable for administering the Plan. In all events, the Committee’s decision in any and all such matters will be binding and conclusive on all parties.

The Committee is responsible for filing those returns with government agencies that are required to be filed by plan administrators under ERISA and the Code. The Committee is also responsible for distributing those reports to Participants and Beneficiaries that are required to be distributed by plan administrators under ERISA and the Code.

The Committee has full authority to control and manage the operation and administration of the Plan, except to the extent that the Trustees, under the provisions of the Plan and the Trust Agreement, have exclusive authority and responsibility to manage and control the assets of the Plan. The Committee has the discretionary authority and power to select a successor Trustee.

Section 10.3 Compensation and Expenses. Members of the Committee will serve without compensation in their capacity as Committee members. The Company or the Trust, as determined in accordance with Section 7.3, may pay the expenses of the Committee incurred in connection with the administration of the Plan.

Section 10.4 Liability and Indemnification. Except for their own gross negligence or willful misconduct, the members of the Committee and any individual to whom responsibilities are delegated under Section 10.6 are not liable to anyone for any act or omission in the course of the administration of the Plan. In any case, to the extent permitted-by law, the Company will indemnify the members of the Committee and any individual to whom responsibilities are delegated under Section 10.6 against any liability (not reimbursed by insurance) incurred in the course of the administration of the Plan or the management of Trust assets, except liability arising from their own gross negligence or willful misconduct.

Section 10.5 Agents. The Committee may employ any agents, including counsel, as it deems advisable for the administration of the Plan. Agents need not be Participants under the Plan.

Section 10.6 Delegation of Authority.

(a) In General. The members of the Committee may allocate their responsibilities among themselves or delegate other persons to carry out their responsibilities under Section 8.1 and Section 10.2. Any allocation or delegation of fiduciary responsibilities will be in writing, approved by majority vote. An allocation or delegation may be changed or ended by majority vote. Any allocation or delegation may include the power to subdelegate without further recourse to the Committee.

(b) Liability. If the members of the Committee delegate responsibilities to other persons under Subsection (a), they will not be liable for any act or omission of any person to whom such responsibilities are delegated, except as provided in Section 405(c)(2) of ERISA.

Section 10.7 Actions by the Committee. Actions of the Committee will be by majority vote either at a meeting or in writing without a meeting. However, a direction, certificate, statement or other declaration signed by a member of the Committee designated as a representative to sign such documents will be conclusive evidence of the regularity of such direction, certificate, statement or declaration.

Section 10.8 Disqualification of a Committee Member. A member of the Committee may not vote on any question relating specifically to himself or herself, or his or her Beneficiary.

Section 10.9 Administrative Delays. To facilitate Plan mergers and spin-offs, changes in administration or Plan design, market disruptions, and other comparable circumstances, the Committee may establish reasonable time periods during which Participants’ elections, distributions and withdrawals will be delayed.

Section 10.10 Funding Policy. The Committee will establish and review the funding policy of the Plan, taking into consideration the short-term need for liquidity in Trust assets and the long-term goals for investment growth. The Committee will communicate the funding policy and any changes of funding policy in writing to the Trustees.

Section 10.11 Valuation. Notwithstanding the provisions of Article 6, the Committee may change its valuation methods and procedures at any time without advance notice to Participants. The Committee may, under unusual circumstances, direct that Participants’ accounts be valued as of a date other than that provided under its normal rules to protect the financial integrity of the Plan or for other reasons the Committee deems appropriate.

Section 10.12 Use of Electronic Media. To the extent permitted by the Code, ERISA and applicable Treasury and Department of Labor Regulations, the Committee may disseminate Plan Information to Participants, former Participants and Beneficiaries, and may obtain elections and other information from Participants, former Participants and Beneficiaries, in the form of an Electronic Communication.

If permitted by the Committee, a Participant, former Participant and Beneficiary may, by means of an Electronic Communication and in accordance with rules and procedures established by the Committee, make decisions regarding his or her accounts. If this is done, he or she will be deemed to have given his or her written consent and authorization to any action resulting from his or her Electronic Communication.

“Electronic Communication” means a communication between a Participant, former Participant or Beneficiary and the Committee pursuant to an electronic or telephonic system maintained by the Committee or its delegee and communicated to Participants, former Participants and Beneficiaries.

“Plan Information” includes certain notices, statements, summary plan descriptions, summaries of material modifications, summary annual reports, and forms necessary for the operation of the Plan.

Section 10.13 Claims Procedure.

(a) Filing a Claim for Benefits. If an Employee disputes the Committee’s decision with respect to the Employee’s eligibility to become a Participant, if a Participant disputes the amount of contribution allocated to the Participant or the determination of his or her interest in the Trust, or if an Employee, a Participant or his or her Beneficiary does not receive benefits to which he or she believes he or she is entitled, the person (the “Claimant”) may file a claim in writing with the Committee.

(b) Committee’s Notice of Decision. If the Committee totally or partially denies the claim, the Committee will notify the Claimant in writing within 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time to issue the notice of decision, the Committee must furnish, prior to the end of the initial 90-day period, a written extension notice. In no event may the extension exceed a period of 90 days from the end of the initial 90-day period. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a determination.

The written notice of decision will state the specific reason for denial of the claim and make a specific reference to the Plan provisions on which the denial is based. It will describe any additional material the Claimant may need to submit to the Committee to have the claim approved, and will give the reasons the material is necessary. In addition, the notice will explain the claim review procedure.

(c) Appeal of Adverse Benefit Determination. If the Claimant receives a notice that the claim has been denied, the Claimant, or his or her authorized representative, may appeal to the Committee to review the claim. The Claimant must submit a written request for review to the Committee within 60 days after the date the written notice of denial of the claim is received. In connection with a request to review an adverse benefit determination, a Claimant, or his or her authorized representative, (1) may submit written comments, documents, records, and other information relating to the claim for consideration by the Committee; and (2) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Committee’s review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

The Committee will notify a Claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the review. If the Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will an extension exceed a period of 60 days from the end of the initial 60-day period. The extension notice will describe the special circumstances that require an extension of the time and the date by which the Committee expects to render the determination on review.

In the case of an adverse benefit determination on review, the written notice of determination will include the specific reason or reasons for the adverse determination, a reference to the specific Plan provisions on which the benefit determination is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents records and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

For purposes of this Subsection (c), a document, record or other information will be considered “relevant” to a Claimant’s claim if the document, record or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether that document, record or other information was relied upon in making the benefit determination, and (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination. The Committee’s decision is final and conclusive.

(d) Legal Actions. No legal action may be brought in court on a claim for benefits under the Plan after 180 days following the Committee’s decision on appeal (or 180 days following the expiration of the time to make an appeal if no appeal is made).

ARTICLE 11

RIGHT TO ALTER, AMEND OR TERMINATE

Section 11.1 Plan Amendments.

(a) Right to Alter or Amend. Subject to Subsection (c), the Board of Directors of National reserves the right to amend, alter, modify or suspend, in whole or in part, any provision or provisions of the Plan and the Trust at any time, retroactively or otherwise; provided, however, that the Committee may select a successor Trustee to serve pursuant to such terms and conditions as set forth in the agreement with such successor Trustee, the provisions of which may be amended, altered, modified or suspended, in whole or in part, at any time, retroactively or otherwise, by the Committee.

(b) Officers Right to Make Limited Amendments. Subject to Subsection (c), the Chief Executive Officer, President or Secretary of National may modify or amend the Plan in any manner, prospectively or retroactively, including restatement of the Plan, modify or amend the method of funding the Plan or to make any other change therein, including but not limited to amendments that:

(1) Counsel advises are necessary or appropriate to assure qualification of the Plan with appropriate provisions of the Code, or to comply with any other applicable law, governmental rules or regulations;

(2) Are advisable to make technical or clarifying changes to the Plan;

(3) The Trustees may require; or

(4) Are otherwise advisable or appropriate.

Notwithstanding the foregoing, no amendment may be effectuated, other than with approval of the Board of Directors of National, if it would materially increase benefits under the Plan or otherwise materially increase the cost of the Plan.

(c) Limitations on Power of Amendment. No amendment, alteration, modification or suspension is effective if it:

(1) increases the duties or responsibilities of the Trustees without their written consent;

(2) vests in the Company any right, title or interest in or to any property or funds held under the Trust;

(3) diverts any part of the Trust for purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(4) reduces the accrued benefit of any Participant or decreases a Participant’s nonforfeitable interest; or

(5) eliminates or reduces a “protected benefit” (within the meaning of Section 411(d)(6) of the Code and the regulations thereunder) with respect to benefits attributable to service rendered before the later of the adoption date or effective date of the amendment, alteration, modification or suspension, except as permitted by Section 411(d)(6) of the Code and the regulations thereunder.

(d) Form of Amendment. Any amendment, alteration, modification or suspension must be set forth in a resolution adopted by the Board of Directors of National or in a written instrument executed by National.

Section 11.2 Plan Termination.

(a) Right to Terminate. The Company reserves the right to revoke or terminate the Plan and the Trust at any time with respect to its Employees, in whole or in part, or to reduce, suspend or discontinue its contributions under the Plan. Revocation, termination, reduction, suspension or discontinuance are effective upon the date set forth in the resolution of the Board of Directors of the Company authorizing the action.

(b) Disposition of Assets on Termination. Upon termination (but not partial termination) of the Plan, the Trustees will dispose of the assets of the Trust by (1) valuing the assets, (2) allocating the assets to the accounts of each Participant, and (3) distributing to the Participants their nonforfeitable interest as soon as practicable following the termination in accordance with Article 5.

Section 11.3 Merger or Consolidation. This Plan will not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

ARTICLE 12

DIRECT ROLLOVERS

Section 12.1 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Section 12.2 Definitions.

(a) Eligible Rollover Distribution. An eligible rollover distribution shall have the meaning set forth in Section 401(a)(31)(D) of the Code. Notwithstanding the foregoing, for distributions made prior to January 1, 2010, a distribution to a non-spouse Beneficiary will not constitute an eligible rollover distribution unless the distribution is made during the year of the Participant’s death.

(b) Eligible Retirement Plan. An eligible retirement plan refers to any of the following entities, provided that the entity accepts the distributee’s eligible rollover distribution: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, (v) an annuity contract described in Section 403(b) of the Code, (vi) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or (vii) effective for distributions made after December 31, 2007, and to the extent permitted by law, a Roth IRA. The definition of eligible retirement plan will also apply in the case of an eligible rollover distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code. In the case of an eligible rollover distribution to a non-spouse Beneficiary, an eligible retirement plan is limited to an individual retirement account or an individual retirement annuity that is established for the purpose of receiving the distribution on behalf of such Beneficiary, as described in Section 402(c)(11) of the Code.

(c) Distributee. A distributee includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective for distributions made after December 31, 2006, a distributee also includes a non-spouse Beneficiary, subject to the limitations set forth in Subsections (a) and (b).

(d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.1 New York and Applicable Federal Law Govern. The Plan will be construed and all Plan provisions will be administered according to the laws of the State of New York and applicable federal law.

Section 13.2 Headings for Convenience. The headings and subheadings of the Plan are inserted for convenience and reference only, and are not to be used in construing the Plan or any of its individual provisions.

Section 13.3 Rights of All Interested Parties Determined by the Terms of the Plan. The Plan and Trust are purely voluntary on the part of the Company. The Trust is the sole source of benefits and in no event is the Company liable or otherwise responsible for benefits. The Plan is binding upon the Company and all Participants under the Plan, and upon their respective heirs, executors, administrators, successors and assigns, and upon all persons having or claiming to have any interest of any kind or nature in or under the Plan or the Trust.

Section 13.4 Spendthrift Clause.

(a) In General. Except as provided in Subsections (b) and (c), or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant, Beneficiary, Prospective Beneficiary or Alternate Payee will be subject to any claim of any creditor. In particular, to the fullest extent permitted by law, all such payments, benefits and rights will be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant, Beneficiary, Prospective Beneficiary or Alternate Payee. Except as provided in Subsection (b), no person entitled to any payment, benefit or right under the Plan will have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments, benefits or rights which he may expect to receive, contingently or otherwise, under the Plan.

(b) Exceptions. The following will not be precluded by the operation of Subsection (a):

(1) the withholding of income taxes from distributions (whether by legal mandate or by election of the prospective distributee) and transmittal of the amounts so withheld to appropriate tax collection authorities;

(2) any arrangement for recovery by the Plan of overpayments of benefits previously made to or for the benefit of the Participant or other person with respect to whom the arrangement applies;

(3) transfer of any eligible rollover distribution from the Plan to any eligible retirement plan as described in Article 12;

(4) direct deposit arrangements with respect to benefits if the direct deposits authorized by the arrangement is to an account of the payee (or a joint account of the payee and his spouse) at a bank or other financial institution;

(5) any assignment or alienation of benefits in pay status to the extent that the assignment or alienation: (i) is voluntary and revocable, (ii) is not for the purpose of, nor has the effect of, defraying Plan administration costs; and (iii) does not, when combined with all other such assignments in the aggregate, exceed 10% of any benefit payment;

(6) any assignment to the Company if the assignment is revocable at any time, and the Company files with the Committee a written acknowledgment meeting the requirements of Treasury Regulation Section 1.401(a)-13(e)(2) (or a successor regulation of similar purpose); and

(7) the enforcement of a federal tax levy made pursuant to Code Section 6331 or the collection by the United States on a judgment resulting from an unpaid tax assessment.

(c) Applicability of a Qualified Domestic Relations Order. Compliance with the provisions and conditions of any Qualified Domestic Relations Order will not be deemed a violation of the provisions of Subsection (a).

Section 13.5 Qualified Domestic Relations Order.

(a) In General. “Qualified Domestic Relations Order” has the same meaning as it has in Code Section 414(p).

The Committee will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Upon receipt of a domestic relations order made pursuant to state law the Committee will:

(1) promptly notify the Participant and any other Alternate Payee, as defined by Code Section 414(p)(8), of the receipt of the order and the Plan’s procedures for determining its qualified status;

(2) determine within a reasonable period after its receipt whether the order is a Qualified Domestic Relations Order, and notify the Participant and any other Alternate Payee of the determination; and

(3) segregate in a separate account in the Plan the amounts which would have been payable to the Alternate Payee designated in the order during the period of determination specified in paragraph (2), if the order has been determined to be a Qualified Domestic Relations Order.

If the Committee determines that the order is a Qualified Domestic Relations Order, it will then direct the Trustees to comply with the order and will release the amounts held in the segregated account to the Alternate Payee designated in the order.

To the extent provided under a Qualified Domestic Relations Order, a Participant’s former spouse will be treated as the spouse for all purposes under the Plan. The Committee may direct that distributions to an Alternate Payee pursuant to a Qualified Domestic Relations Order commence prior to the Participant’s earliest retirement age (within the meaning of Section 414(p)(4)(B) of the Code). The Alternate Payee will be paid his or her benefit in a lump-sum payment notwithstanding the value of such lump-sum payment, unless the Qualified Domestic Relations Order specifies a different manner of payment permitted by the Plan; the Alternate Payee will not be required to consent to such lump-sum payment.

Distributions are permitted to be made under a Qualified Domestic Relations Order, regardless of whether the affected Participant has met the criteria required for a distribution to the Participant under the Plan.

(b) Pre-1985 Domestic Relations Orders. A domestic relations order entered before January 1, 1985 will be treated as a Qualified Domestic Relations Order if payment of benefits under the order has commenced as of that date, and a domestic relations order may be treated as a Qualified Domestic Relations Order if payment of benefits has not commenced as of that date, even though the order does not satisfy the requirements of Code Section 414(p).

Section 13.6 Notice to Employees. Notice of the existence and the provisions of the Plan are communicated by the Committee to all individuals who are or who become Participants.

Section 13.7 No Employment Rights Created. The creation and maintenance of the Plan does not confer on any Employee any right to continued employment, and all Employees remain subject to discharge to the same extent as if the Plan had never been established.

Section 13.8 Diversion from Employees Prohibited. Except as otherwise permitted by law, no part of the corpus or income of any trust fund maintained pursuant to the Plan or of any funds contributed to any such trust fund may be used for, or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries. In the event the Company makes an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of ERISA, the Company may demand repayment of the excess contribution at any time within one year following the time of payment and the Trustees will return the excess amount to the Company within the one year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Company but any losses attributable thereto must reduce the amount returned. Contributions made by the Company are conditioned on the deductibility of the contributions under Section 404 of the Code and will be returned to the Company, to the extent disallowed, within one year after the disallowance of the deduction.

Section 13.9 Right to Judicial Accounting. Nothing contained in the Plan may be construed as depriving the Trustees of the right to have a judicial settlement of their accounts. Upon any proceeding by the Trustees for a judicial settlement or for instructions, the only necessary party thereto in addition to the Trustees is the Company. None of the Participants or other Beneficiaries of the Plan have any right to compel an accounting, judicial or otherwise, by the Trustees, and all parties will be bound with respect to all accounts submitted by the Trustees to the Company as provided by the Plan and Trust.

Section 13.10 Transfer of Funds to Another Plan.

(a) In General. If (1) a Participant under the Plan becomes a participant under any other plan qualified under Section 401(a) of the Code, (2) the trust under the other plan is exempt from tax under Section 501(a) of the Code, and (3) the other plan provides that amounts may be transferred to it from other qualified plans in which the Employee has been eligible to participate, then the Participant may elect, subject to approval by the Committee, to transfer such amount from the Plan to such other plan to be held in trust and invested in accordance with that plan. In the case of a transfer to another plan made under this Section, the entire amount available for transfer is transferred as soon as administratively feasible.

(b) Transfer of Assets and Liabilities for Certain Former Eligible Employees Who Continue Employment with the Company. This Section 13.10(b) shall apply if a Participant ceases to be an Eligible Employee in connection with a change in employment which results in such Participant commencing participation in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees.

(1) If a Participant becomes a participant in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, there shall be transferred from this Plan to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees the entire accrued benefit of the Participant, and assets equal in value to the Participant’s accounts under this Plan on the date as of which the accrued benefit is transferred. The transfer of the entire accrued benefit of the Participant and the Plan assets shall occur as soon as administratively feasible following the date on which the Participant ceases to be an Eligible Employee.

(2) If an Employee is reinstated as a Participant in this Plan, any accrued benefit previously transferred from this Plan to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees shall be transferred from the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees to this Plan, together with assets equal in value to the accounts of the participant under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees.

(3) Any transfer of assets from or to this Plan to or from the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees pursuant to this Section 13.10(b) shall comply with the requirements of Internal Revenue Code Section 414 and applicable Treasury Department Regulations, rulings and releases thereunder.

Section 13.11 Forfeiture on Account of Inability to Locate Participant or Beneficiary. Notwithstanding any other provision of the Plan, if a benefit becomes payable to a Participant or to his or her Beneficiary and if the Company, after all reasonable efforts, is unable to locate the Participant or Beneficiary, the benefit payable to the Participant or Beneficiary is forfeited.

If a benefit is forfeited due to the Company’s inability to locate a Participant or Beneficiary, and the Participant or his or her Beneficiary subsequently makes a claim for the benefit, the benefit is then reinstated. Any reinstatement of forfeited amounts under this Section is first made from forfeitures, if any, occurring during the Plan Year in which the reinstatement occurs, and then, if necessary, by an additional contribution by the Company.

Section 13.12 Incapacity of Person Entitled to Payment. If any person entitled to receive any benefits under the Plan (“distributee”) is, in the judgment of the Committee, legally, physically, or mentally incapable of personally caring for his or her affairs, unless prior claim has been made by a duly qualified guardian or other legal representative, the Committee may instruct the Trustees to make distribution to the other person, persons, or institutions as, in the judgment of the Committee, maintains, has custody of, or is otherwise responsible for the distributee. Any such payment is a payment for the distributee’s account and is a complete discharge of any liability of the Plan therefor.

Section 13.13 Adoption of Plan by Organization Under Common Control. With the consent of the Board of Directors of National, the Plan may be adopted by any Organization Under Common Control with National for the benefit of all or a limited group of the organization’s Employees as specified in an agreement to adopt the Plan executed by the organization and the Board of Directors of the Company. If an Organization Under Common Control adopts the Plan, the term “Company” also refers to the organization.

Section 13.14 Rules Relating to the Correction of Administrative Errors. The Committee may take any actions it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith, or as a consequence of an administrative or operational error. The Committee’s actions may include, but are not limited to: (i) taking any action permitted under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Department of Labor, any similar correction program instituted by the Internal Revenue Service, Department of Labor or other administrative agency, (ii) reallocation of Plan assets, (iii) adjustments in amounts of future payments to Participants, Beneficiaries or Alternate Payees, and (iv) institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

ARTICLE 14

MODIFIED MINIMUM DISTRIBUTION REQUIREMENTS

Section 14.1 General Rules.

(a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after January 1, 2002.

(b) Coordination with Minimum Distribution Requirements Previously in Effect. If the effective date of this Article is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Article will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

(c) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(d) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(e) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 14.2 Time and Manner of Distribution.

(a) Required Beginning Date. Except as provided in Section 5.6, the Participant’s entire interest will be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Prior to Distribution. If a Participant dies prior to the Participant’s Required Beginning Date, the Participant’s entire remaining interest will be distributed to the Participant’s designated beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Participant After Distributions Commence. If a Participant described in Section 5.6(b)(1) dies on or after April 1, 2009 but before his or her entire interest is distributed, the Participant’s entire remaining interest will be distributed to the Participant’s designated beneficiary no later than December 31, 2010.

Section 14.3 Calculation of Required Minimum Distributions. For Participants described in Section 5.6(b)(1), the minimum amount that will be distributed on or before April 1, 2009 is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse and the Participant’s spouse is more than ten years younger than the Participant, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Section 14.4 Definitions.

(a) Designated beneficiary means the individual who is designated as the Beneficiary under Section 5.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4 of the Treasury Regulations.

(b) Distribution calendar year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.

(c) Participant’s account balance means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(d) Required beginning date means the date specified in Section 4.1(e) of the Plan.

NATIONAL FUEL GAS COMPANY

	By:	/s/ P.M. Ciprich
	Name:	P.M. Ciprich
/s/ akk	Title:	Secretary
	Date:	December 11, 2015

SCHEDULE A

The following Organizations Under Common Control have adopted the Plan:

National Fuel Gas Supply Corporation

National Fuel Gas Distribution Corporation